EXHIBIT 99

TENNANT COMPANY PROFIT SHARING AND

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective as of January 1, 2008)

TENNANT COMPANY PROFIT SHARING AND
EMPLOYEE STOCK OWNERSHIP PLAN

Table of Contents

ARTICLE I GENERAL	6
Section 1.1 Name of Plan	6
Section 1.2 Purpose	6
Section 1.3 Effective Date	6
Section 1.4 Construction and Applicable Law	6
Section 1.5 Rules of Construction	6
Section 1.6 Benefits Determined Under Provisions in Effect at Termination of Employment	7
Section 1.7 Effective Date of Document	7

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ARTICLE I

GENERAL

Section 1.1  Name of Plan.  The name of this plan is “Tennant Company Profit Sharing and Employee Stock Ownership Plan.”  It is sometimes herein referred to as the “Plan.”  The Plan is a single plan consisting of a profit sharing portion and a stock bonus portion.  The stock bonus portion (which consists of the ESOP Fund, the Company Stock Fund and the Unallocated Reserve) is an employee stock ownership plan which is designed to invest primarily in Company Stock.  All Participant directed investments in Company Stock shall be deemed to be held under the stock bonus portion of the Plan and the profit sharing portion shall consist of amounts previously invested in Company Stock which have been invested in alternative investments under the Plan.  The portion of the Plan other than the ESOP Fund, Unallocated Reserve, and Company Stock Fund, is a profit sharing plan.  The Plan also holds accounts accrued under the Tennant Trend 401(k) Savings Plan, which was merged into this Plan effective January 1, 1991.

Section 1.2  Purpose.  The Plan has been established so that eligible employees may share in the profits of the Participating Employers, may have an additional source of retirement income, and may acquire an ownership interest in the Company.

Section 1.3  Effective Date.  The “Effective Date” of the Plan is December 29, 1944, the date as of which the Plan was established.

Section 1.4  Construction and Applicable Law.  The Plan is intended to meet the requirements for qualification under Code section 401(a), the requirements for a qualified cash or deferred arrangement under Code section 401(k), the requirements for a stock bonus plan under Code section 401(a), and the requirements for an employee stock ownership plan under Code section 4975(e)(7) which is designed to invest primarily in qualifying employer securities meeting the requirements of Code sections 4975(e)(8) and 409(l).  The Plan is also intended to be in full compliance with applicable requirements of the Employee Retirement Income Security Act.  The Plan shall be administered and construed consistent with said intent.  It shall also be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America.  All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota, except as otherwise provided in any trust agreement entered into with a Trustee.  All references herein to the “Code” or “Internal Revenue Code” are to the Internal Revenue Code of 1986, as from time to time amended.  All references herein to “ERISA” or to the “Employee Retirement Income Security Act” are to the Employee Retirement Income Security Act of 1974, as from time to time amended.

Section 1.5  Rules of Construction.  The Plan shall be construed in accordance with the following:

(a)	Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered as part of the text of the Plan, and shall not influence its construction.

(b)	Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

(c)	Any references to the masculine gender include the feminine and vice versa.

(d)	Use of the words “hereof,” “herein,” “hereunder,” or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

(e)	The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

Section 1.6  Benefits Determined Under Provisions in Effect at Termination of Employment.  Except as may be specifically provided herein to the contrary, with respect to a Participant whose Termination of Employment has occurred, benefits under the Plan attributable to service prior to his Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect on the date his Termination of Employment occurred unless he becomes an Active Participant after that date and such active participation causes a contrary result under the provisions hereof.  However, the provisions of Articles XII, XIV and XV apply to each Participant or Beneficiary who has an Account under the Plan, regardless of the date of his or her Termination of Employment.

Section 1.7  Effective Date of Document.  Unless a different date is specified for some purpose in this document, the provisions of this Plan document are generally effective as of January 1, 2008.  However, any provision necessary to comply with a requirement of federal legislation or a Treasury regulation which has an earlier effective date shall be effective retroactively to the date required by the applicable law or regulation.

ARTICLE II
MISCELLANEOUS DEFINITIONS

Section 2.1  Account.  An “Account” is any of the types of accounts described in Article IX.

Section 2.2  Administrator.  The Company is the “Administrator” of the Plan for purposes of ERISA.

Section 2.3  Affiliate. “Affiliate” means any trade or business entity under Common Control with a Participating Employer.

Section 2.4  Aggregate Continuous Service.  “Aggregate Continuous Service” is defined in Section 3.5.

Section 2.5  Beneficiary.  “Beneficiary” means the person or persons designated as such pursuant to Article XII.

Section 2.6  Board.  The “Board” is the board of directors of the Company, and includes any executive committee thereof authorized to act for such body.

Section 2.7  Certified Earnings.  “Certified Earnings” of a Participant from a Participating Employer for a particular period means the total compensation paid to the Participant by that Participating Employer during such period for service as an Active Participant (as defined in Section 4.4),  subject to the following:

(a)
Bonuses based on earnings or profits from operations for a Plan Year and paid in the following Plan Year after the amount thereof has been determined shall be included in computing Certified Earnings for the Plan Year in which paid.

(b)
If a Participant has elected to have his compensation reduced for the purpose of making a contribution to a 401(k) Account under this Plan, to a cafeteria plan established under Code section 125, or for qualified transportation fringe benefits under Code section 132(f)(4), his Certified Earnings shall be the amount he would have received but for the reduction.  If a portion of the reduction is later paid back to him, said payment shall not be included in Certified Earnings.  Any other payment or contribution to or for the benefit of the Participant under this Plan shall not be included in Certified Earnings.

(c)
Extraordinary payments which are not a part of regular compensation, vacation pay taken in a lump sum at Termination of Employment, sick pay or disability pay, severance pay, allowances or reimbursements for expenses, payments or contributions to or for the benefit of the employee under any other deferred compensation, pension, profit sharing, insurance, ERISA excess benefit or other employee benefit plan, suggestion awards, merchandise discounts, stock options or income resulting from the grant or exercise of stock options, or benefits in the form of property or the use of property shall not be included in computing Certified Earnings, regardless of whether such amounts are deemed to constitute income for income tax purposes or for any other purpose.

(d)
Certified Earnings of a Participant for a Plan Year shall not exceed $200,000, adjusted for each Plan Year to take into account any cost of living increase provided for that year in accordance with regulations prescribed by the Secretary of the Treasury.  If a Plan Year is shorter than 12 months, the limit under this subsection for that year shall be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

Section 2.8  Common Control.  A trade or business entity (whether corporation, partnership, sole proprietorship or otherwise) is under “Common Control” with another trade or business entity if both entities are (i) corporations which are members of a controlled group of corporations as defined in Code section 414(b), or (ii) trades or businesses (whether or not incorporated) which are under common control as defined in Code section 414(c), or (iii) members of an affiliated service group as defined in Code section 414(m), or (iv) required to be aggregated pursuant to regulations under Code section 414(o).  Service for all entities under Common Control shall be treated as service for a single employer to the extent required by the Code; provided, however, that an individual shall not be a Qualified Employee by reason of this section.  In applying the preceding sentence for purposes of Section 7.1, the provisions of subsections (b) and (c) of Code section 414 are deemed to be modified as provided in Code section 415(h).

Section 2.9  Committee. “Committee” means the committee appointed and acting as provided in Article XVII.

Section 2.10  Company.  The “Company” is Tennant Company, a Minnesota corporation.

Section 2.11  Company Stock.  “Company Stock” means common stock of the Company.

Section 2.12  Employment Commencement Date.  “Employment Commencement Date” means any date defined as such in Section 3.1.

Section 2.13  ESOP Account.  A Participant’s “ESOP Account” is an Account in the Trust derived from amounts allocated to such account pursuant to Article VI.

Section 2.14  Exempt Loan.  “Exempt Loan” means a direct or indirect extension of credit to the Plan that is not prohibited by Code section 4975, subject to the following:

(a)	The Exempt Loan may be made or guaranteed by either a party in interest (as defined in ERISA section 3(14)) or a disqualified person (as defined in Code section 4975).

(b)
The proceeds of the Exempt Loan must be used solely, and within a reasonable time after their receipt, to acquire Company Stock for the Unallocated Reserve, or to repay such Exempt Loan, or to repay a prior Exempt Loan, or for any combination of the foregoing purposes.

(c)	The Exempt Loan must be without recourse against the Fund except that:

(1)	The Company Stock acquired with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(2)
Any Company Stock which was acquired with the proceeds of a prior Exempt Loan which was repaid with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(3)
Any cash contributions to the Plan that are made for the purpose of satisfying the Plan’s obligations under the Exempt Loan (and earnings thereon) may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(4)	Earnings attributable to shares of Company Stock acquired with the proceeds of an Exempt Loan may be used to repay that Loan or any renewal or extension thereof, and

(5)
The unallocated earnings attributable to unallocated shares of Company Stock that were acquired with the proceeds of an Exempt Loan may be pledged or otherwise used as security for another Exempt Loan.

(d)	The Exempt Loan must provide for principal and interest to be paid over a specific term.

(e)
Except as provided below in subsection (f), the number of shares which shall be so released from the Unallocated Reserve each Plan Year shall equal the number of shares of Company Stock held in the Unallocated Reserve immediately before the release of any shares for the Plan Year, multiplied by a fraction with a numerator equal to all principal and interest payments made on the Exempt Loan for said Plan Year and a denominator equal to the total principal and interest paid under the Exempt Loan for the current Plan Year and to be paid for all subsequent years.  The number of future years for which principal and interest are payable under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the amount of future interest payable shall be calculated by using the interest rate in effect on the last day of the current Plan Year.

(f)
In lieu of the method described in subsection (e), the number of shares of Company Stock held in the Unallocated Reserve which shall be released from the Unallocated Reserve each Plan Year may be determined with reference to principal payments only, provided all of the following conditions are met:

(1)	The Exempt Loan provides for principal and interest payments at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years.

(2)
If the Exempt Loan constitutes a renewal, extension or refinancing of a prior Exempt Loan, the sum of the expired duration of the prior Exempt Loan, the renewal period, the extension period, and the duration of the new Exempt Loan does not exceed ten years.

(3)
The number of shares which shall be released from the Unallocated Reserve each Plan Year must equal the number of shares of Company Stock held in the Unallocated Reserve immediately before the release of any shares for the Plan Year, multiplied by a fraction with a numerator equal to the amount of all principal payments made with respect to the Exempt Loan for the current Plan Year and a denominator equal to the total principal payments to be paid over the remaining term of the Exempt Loan (including the principal payments for the current Plan Year).

(4)
For purposes of this subsection (f), the amount of interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables.

(g)
The rate of interest (which may be fixed or variable) on the Exempt Loan must not be in excess of a reasonable rate of interest considering all relevant factors including (but not limited to) the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan, the Company, and the guarantors, and the generally prevailing rates of interest.

(h)
In the event of default upon an Exempt Loan, the fair market value of Company Stock and other assets which can be transferred in satisfaction of the loan must not exceed the amount of the loan.  If the lender is a party in interest (as defined in ERISA) or disqualified person (as defined in the Code), the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to satisfy the payment schedule of the Exempt Loan.

Section 2.15  Fair Market Value.  The “Fair Market Value” of a share of Company Stock as of a certain date means the closing price on that date on the New York Stock Exchange.

           Section 2.16  401(k) Account.  A Participant’s “401(k) Account” is an Account in the Trust based on 401(k) Contributions pursuant to Section 5.1.  Prior to January 1, 2001, this Account was known as the Individual Shelter Account.

Section 2.17  Fund.  “Fund” means any fund for investment of Plan assets established pursuant to Section 10.1.

Section 2.18  Highly Compensated Employee.  “Highly Compensated Employee” for any Plan Year means an individual described as such in Code section 414(q).

(a)	Unless otherwise provided in Code section 414(q), each employee who meets one of the following requirements is a “Highly Compensated Employee:”

(1)
The employee at any time during the current or prior Plan Year was a more than 5-percent owner as defined in Code section 414(q)(2), or was the spouse, child, parent or grandparent of such an owner to whom the owner’s stock is attributed pursuant to Code section 318 (regardless of the Compensation of the owner or family member).

(2)	The employee received Compensation from the employer in excess of $85,000 for the prior Plan Year.

(b)	The dollar amount specified in paragraph (2) of subsection (a) shall be indexed for cost of living increases for each calendar year as provided in the applicable Treasury regulations.

(c)	For purposes of this section, “employer” includes all Participating Employers and all Affiliates, and “employee” includes Leased Employees.

(d)	For purposes of this section, “Compensation” means the amount defined as such under Section 7.1(d).

Section 2.19  Hour of Service.  “Hour of Service” is defined in Section 3.3.

Section 2.20  Investment Account.  A Participant’s “Investment Account” is an Account in the Trust to which contributions are allocated as indicated below. A Participant’s Investment Account is comprised of one or more of the following subaccounts:

(a)	The Participant’s Deferred Investment Account, which may not be distributed to him until after the earlier of his (i) Termination of Employment or (ii)

attainment of age 59½. The following contributions are allocated to the Participant’s Deferred Investment Account:

(1)	Matching Contributions under Section 6.6 for the months of January through June of 2001.

(2)	Profit Sharing Contributions under Section 6.1 for years after 2000, except to the extent such contributions are allocated to the Participant’s ESOP Account pursuant to Section 6.1(b) or (c).

(3)	Profit Sharing Contributions for the years 1980 through 1989.

(4)	Matching Contributions for years prior to 1990.

Separate subaccounts within the Deferred Investment Account may be established to hold funds attributable to some or all of the types of contributions described in this subsection.

(b)
The Participant’s Withdrawable Investment Account, which may be withdrawn by the Participant prior to Termination of Employment to the extent provided in Section 13.4.  Amounts allocated to the Participant’s Withdrawable Investment Account include Rollover Contributions made during 1992 and certain other types of contributions that were allocated to such accounts in 1987 and prior years.

(c)
The Participant’s Rollover Account, if any, which holds Rollover Contributions under Section 8.2 made during 1993 and subsequent years, and which may be withdrawn by the Participant prior to Termination of Employment to the extent provided in Section 13.4.

Section 2.21  Investment Manager.  An “Investment Manager” is a person or persons appointed by the Committee to direct the Trustee as to investment of part or all of the Trust.

           Section 2.22  Leased Employee.  “Leased Employee” means any person defined as such by Code section 414(n).  In general, a Leased Employee is any person who is not otherwise an employee of a Participating Employer or an Affiliate (referred to collectively as the “recipient”) and who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the recipient.  For purposes of the requirements listed in Code section 414(n)(3), any Leased Employee shall be treated as an employee of the recipient, and contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient.  However, if Leased Employees constitute less than 20% of the Participating Employers’ non-highly compensated work force within the meaning of Code section 414(n)(5)(C)(ii), those Leased Employees covered by a plan described in Code section 414(n)(5) shall be disregarded.  Notwithstanding the foregoing, no Leased Employee shall be a Qualified Employee or a Participant in this Plan.

Section 2.23  Named Fiduciary.  The Company is a “Named Fiduciary” for purposes of ERISA with authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, in accordance with the provisions hereof.  Other persons are also Named Fiduciaries under ERISA if so provided by ERISA or if so identified by the Company, by action of the Board.  Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by ERISA or as may be allocated by the Company, by action of the Board.

Section 2.24  Normal Retirement Age.  “Normal Retirement Age” is age 65.

Section 2.25  Participant.  A “Participant” is an individual described as such in Article IV.

Section 2.26  Participating Employer.  The Company is a “Participating Employer” in the Plan.  With the consent of the Company, any other employer may also become a Participating Employer in the Plan effective as of a date specified by it in its adoption of the Plan.  Also with such consent, any such adopting employer may modify the provisions of the Plan as they shall be applicable to its employees.  The other Participating Employer on January 1, 2008 is Tennant Sales and Service Company, a Minnesota corporation.

Section 2.27  Period of Continuous Service.  “Period of Continuous Service” is defined in Section 3.4.

Section 2.28  Plan Year.  A “Plan Year” is the 12-consecutive-month period commencing on January 1, and is the period on which records of the Plan are kept.

Section 2.29  Qualified Employee.  A “Qualified Employee” is a person described as such in Section 4.1.

Section 2.30  Recognized Break in Service.  A “Recognized Break in Service” is a break in service recognized as such pursuant to Section 3.6.

Section 2.31  Retirement Account.  A Participant’s “Retirement Account” is an Account in the Trust derived from Profit Related Retirement Contributions made for years prior to 2001 and Past Service Contributions to the extent based on Profit Related Retirement Contributions. “Profit Related Retirement Contributions” and “Past Service Contributions” shall have the meanings given under the Plan documents effective January 1, 1990 and January 1, 1999.

Section 2.32  Termination of Employment.  An employee’s “Termination of Employment” occurs at the time provided in Section 3.2.

Section 2.33  Trust.  “Trust” means the aggregate of assets described in Section 15.1.

Section 2.34  Trustee.  “Trustee” is a trustee or trustees appointed and acting from time to time in accordance with the provisions of Section 15.2 for the purpose of holding, investing, and disbursing all or a part of the Trust.

Section 2.35  Unallocated Reserve.  “Unallocated Reserve” means that portion of the Fund which consists of shares of Company Stock (and dividends and other earnings attributable thereto) that were acquired with the proceeds of an Exempt Loan and that are held in suspense pending allocation to Participants’ Accounts pursuant to Article VI.

Section 2.36  Valuation Date.  “Valuation Date” means the date on which the Trust and Accounts are valued as provided in Article XI.  Each of the following is a “Valuation Date:”

(a)	Each business day on which the New York Stock Exchange is open for trading is a Valuation Date.

(b)
Such other day, if any, as may be prescribed by the Committee as the Committee in its sole discretion may consider necessary or advisable to provide for the orderly and equitable administration of the Plan.

ARTICLE III

SERVICE PROVISIONS

Section 3.1  Employment Commencement Date.  “Employment Commencement Date” means the date on which an employee-employer relationship is first established between an employee and a Participating Employer (whether before or after the Participating Employer becomes such) or Affiliate.  The date on which an employee-employer relationship is re-established following a Recognized Break in Service is also an Employment Commencement Date.

Section 3.2  Termination of Employment.  The “Termination of Employment” of an employee for purposes of the Plan shall be deemed to occur upon his or her resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of a Participating Employer or Affiliate as in effect from time to time, results in the termination of the employer-employee relationship.  Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers and Affiliates.  An employee who has ceased actively working for the Participating Employers shall in all events be treated as having had a Termination of Employment for purposes of this Plan if the Company determines, based on medical evidence acceptable to the Company, that the employee is disabled and either that the disability satisfies the requirements of Code section 72(m)(7), or that the employee has been determined by the Social Security Administration to be eligible for Social Security disability benefits.

Section 3.3  Hours of Service.  “Hours of Service” are determined according to the following subsections.

(a)
Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such) and Affiliates, and are aggregated for service with all such employers.

(b)	Hours of Service shall be credited as follows:

(1)	Each hour for which the employee is paid, or entitled to payment, for the performance of duties for his employer is an Hour of Service.

(2)
Each hour for which the employee is paid, or entitled to payment, by his employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an

Hour of Service. Hours of Service shall not be credited under this paragraph with respect to payments under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws or with respect to a payment which solely reimburses the individual for medical or medically related expenses incurred by the employee.

(3)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service.  Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made.

(4)	Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

(5)	The Company may use any records to determine Hours of Service which it considers an accurate reflection of the actual facts.

(c)
Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA.  The nature and extent of such credit shall be determined under such other law.

(d)	In no event shall duplicate credit as an Hour of Service be given for the same hour.

(e)
This subsection (e) shall apply to an individual who has service as either a common law employee or Leased Employee of a Participating Employer or Affiliate.  For purposes of determining Hours of Service, such individual shall be considered an employee of such Participating Employer or Affiliate during any period he would have been a Leased Employee of such Participating Employer or Affiliate but for the requirement that he must have performed services for such Participating Employer or Affiliate on a substantially full-time basis for a period of at least one year.

Section 3.4  Period of Continuous Service.  A “Period of Continuous Service” is the period beginning on an employee’s Employment Commencement Date and ending on the day before the day on which the employee begins a Recognized Break in Service.  Any break in service that is not a Recognized Break in Service shall be included in an employee’s Period of Continuous Service.  The duration of a Period of Continuous Service is measured in years and days.  Notwithstanding the foregoing, the Company may, in its discretion, credit a Participant for service with a prior employer.

Section 3.5  Aggregate Continuous Service.  An employee’s “Aggregate Continuous Service” is equal to the aggregate duration of his Periods of Continuous Service.  Aggregate Continuous Service is measured in years and days with 365 days constituting one year.

Section 3.6  Recognized Break in Service.  A “Recognized Break in Service” is a period of at least 12 months duration which begins on the day on which an employee’s Termination of Employment occurs.  A Recognized Break in Service ends, if ever, on the day on which the individual again performs an Hour of Service for a Participating Employer or Affiliate.  However, if an individual is absent from work for maternity or paternity reasons, the 12-month period beginning with the first day of such absence shall not be included in a Recognized Break in Service.  An absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Section 3.7  Periods of Military Service.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

ARTICLE IV

PLAN PARTICIPATION

Section 4.1  Qualified Employee.  “Qualified Employee” means each employee of a Participating Employer, subject to the following:

(a)
A nonresident alien while not receiving earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) is not a Qualified Employee.  An alien who is temporarily employed to perform duties in the United States for a Participating Employer is a Qualified Employee to the same extent as a comparable U.S. citizen employee would be a Qualified Employee, except that no alien will be a Qualified Employee while working under a “B” or “F” visa status.

(b)
Except as otherwise provided by a separate employment agreement, citizens of the United States whose principal place of employment is a country other than the United States are not Qualified Employees.  The employment agreement shall specify the period during which the individual described in the previous sentence will be a Qualified Employee pursuant to this subsection.

(c)
Eligibility of employees in a collective bargaining unit to participate in the Plan shall be subject to negotiations with the representative of that unit.  During any period that an employee is covered by the provisions of a collective bargaining agreement between a Participating Employer and such representative, he shall not be considered a Qualified Employee for purposes of this Plan unless such agreement expressly so provides.  For purposes of this section only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

(d)
An employee shall be deemed to be a Qualified Employee during a period of absence from active service which does not result from his Termination of Employment, provided he is a Qualified Employee at the commencement of such period of absence.

(e)	An individual employed in the Tennant Trend Division was not a Qualified Employee prior to January 1, 1991.

(f)
Any individual whose Employment Commencement Date is on or after January 1, 2002 and who is classified by a Participating Employer as an intern or who is employed for a specific project of limited duration, is not a Qualified Employee during the period while so classified.

(g)
Notwithstanding anything herein to the contrary, an individual is not a Qualified Employee during any period during which the individual is classified by a Participating Employer as an independent contractor or as any other status in which the person is not treated as a common law employee of a Participating Employer for purposes of withholding of taxes, or is treated as an employee of another entity who is leased to a Participating Employer, regardless of the correct legal status of the individual.  The previous sentence applies to all periods of such service of an individual who is subsequently reclassified as an employee of a Participating Employer, whether the reclassification is retroactive or prospective.

Section 4.2  Eligibility for Participation.  Eligibility to participate in the Plan shall be determined as follows:

(a)
For purposes of eligibility to make 401(k) Contributions and receive Matching Contributions under Article V, an employee shall become a Participant as soon as administratively feasible following the later of (i) the date he becomes a Qualified Employee (or the date he becomes a Qualified Employee again following any break in service) or (ii) the earlier of (1) the date he files with the Company or its designated agent an election to make 401(k) Contributions or (2) the date required under Section 5.1(e).

(b)
For purposes of eligibility to receive Profit Sharing Contributions under Article VI, an employee shall become a Participant on the first pay date applicable to him that immediately follows his completion of a one year Period of Continuous Service, provided he is a Qualified Employee on said day.

(c)
Notwithstanding Section 4.2(b), if an employee has a Termination of Employment after becoming a Participant eligible to receive Profit Sharing Contributions, and such employee is rehired after a Recognized Break in Service, he or she shall again become a Participant for purposes of Profit Sharing Contributions on the first pay date applicable to him (or the first day of the Plan Year, if earlier) that immediately follows his completion of a one year Period of Continuous Service after such break, provided he is a Qualified Employee on said day.  In determining the employee’s share of the Profit Sharing Contributions for the Plan Year in which he reenters the Plan as a Participant pursuant to the previous sentence of this subsection (c), his compensation during that entire Plan Year for service as a Qualified Employee shall be taken into account as Certified Earnings.

(d)
Notwithstanding Section 4.2(b) if the employee has a Termination of Employment prior to becoming a Participant eligible to receive Profit Sharing Contributions, and such employee is rehired after a Recognized Break in Service, he or she shall become a Participant for purposes of Profit Sharing Contributions on the first pay date applicable to him (or the first day of the Plan

Year, if earlier) that immediately follows his completion of a one year Period of Continuous Service after such break, provided he is a Qualified Employee on said day. Any Periods of Continuous Service prior to a Recognized Break in Service shall not be included when determining an employee’s eligibility for Profit Sharing Contributions upon rehire.

Section 4.3  Duration of Participation.  A Participant shall continue to be such until the later of (i) his Termination of Employment or (ii) the date all benefits, if any, to which he is entitled hereunder have been distributed to him from the Trust.

Section 4.4  Active Participant. An employee is an “Active Participant” while he is both a Participant and a Qualified Employee.

Section 4.5  Eligibility to Share in Participating Employer Contributions.  A Participant’s eligibility to share in Participating Employer contributions and to make 401(k) Contributions for a particular Plan Year shall be determined as follows:

(a)
A Participant shall be eligible to share in the Profit Sharing Contributions for the Plan Year if such Participant was an Active Participant during all or any part of the Plan Year and he or she meets the requirements of (1), (2), or (3):

(1)	The Participant’s Termination of Employment did not occur prior to the last day of such Plan Year.

(2)
The Participant’s Termination of Employment occurred prior to the last day of such Plan Year on account of his death (in which event the amount that would otherwise be allocated to the deceased Participant shall be allocated to his Beneficiary).

(3)	The Participant’s Termination of Employment occurred prior to the last day of such Plan Year under circumstances such that he qualified for a retirement benefit under Section 13.1.

If Certified Earnings are paid with respect to a Participant described in (2) or (3), and the payment occurs after the close of the Plan Year in which his Termination of Employment occurred, said Certified Earnings shall be taken into account in allocating Profit Sharing Contributions for the Plan Year in which the Certified Earnings are paid.  Notwithstanding anything herein to the contrary, an employee shall be eligible to share in contributions and allocations under this subsection, and shall be treated as “Active” for purposes of this subsection, only during periods for which the employee has satisfied the requirements of Section 4.2 for being a Participant (except as otherwise provided in the last sentence of Section 4.2(c)).

(b)
A Participant shall be eligible to make 401(k) Contributions, and to receive Matching Contributions with respect to such 401(k) Contributions, if he has executed a 401(k) salary reduction agreement with his Participating Employer specifying the amount he wishes to contribute.

The determination as to who is eligible to share in Participating Employer contributions and make 401(k) Contributions for a Plan Year shall be made on the basis of books and records kept by the Participating Employers in the regular course of business.  Such determinations shall be final and conclusive on all persons.

Section 4.6  No Guarantee of Employment.  Participation in the Plan does not constitute a guarantee or contract of employment with Participating Employers.  Such participation shall in no way interfere with any rights a Participating Employer would have in the absence of such participation to determine the duration of the employee’s employment.

ARTICLE V

401(K) CONTRIBUTIONS

Section 5.1  401(k) Contributions.  Each Participant may elect to have his Participating Employer make 401(k) Contributions on his behalf, subject to the following:

(a)
A Participant may elect to have his current pay from his Participating Employer reduced by such amounts as he may designate from time to time and may elect to change such election at least annually.  The reduction may not exceed 25% of the Participant’s Certified Earnings for the payroll period (or such lesser percentage as the Committee may designate). Any election by the Participant regarding 401(k) Contributions shall be in writing (or in such other form as the Committee may permit) and shall be effective as soon as administratively feasible after the election is received by the Company or its designated agent.  Any election under this subsection shall be made in accordance with rules adopted by the Committee.

(b)
For each Plan Year, each Participating Employer shall make a 401(k) Contribution with respect to each Participant who elects to have his pay reduced pursuant to subsection (a) in an amount equal to the amount by which the Participant’s pay was reduced.  In addition, except for occasional, bona fide administrative considerations, contributions made pursuant to such an election cannot precede the earlier of (1) the date on which services relating to the contribution are performed, and (2) the date on which the compensation that is subject to the election would be payable to the Employee in the absence of an election to defer.

(c)	401(k) Contributions with respect to a Participant shall be paid to the Trustee promptly after the date withheld from the Participant, and shall be allocated to the Participant’s 401(k) Account.

(d)	The 401(k) Contribution with respect to each Participant shall be limited to the extent required under Section 7.2.

(e)
This paragraph becomes effective for Employees hired on or after October 1, 2006.  If a Participant fails to make an election pursuant to the foregoing paragraphs during the 60-day period that begins on the date the Participant receives notice of his or her eligibility to participate in the Plan, such Participant shall be considered as having made an election to reduce his or her Certified Earnings by four percent (4%) for contribution to the Plan.  Unless a Participant elects otherwise, his or her contribution rate shall be increased annually by one percent (1%) on the anniversary of the Participant’s Employment Commencement Date up to a maximum of fifteen percent (15%).  Such election will be effective as soon as administratively practicable and may be changed at any time by the Participant. A Participant will not be considered as having failed to make an election if the Participant affirmatively elects to reduce his or her Certified Earnings by zero percent (0%). Amounts contributed pursuant to this paragraph will be invested in compliance with any regulations issued by the Secretary of Labor.

(f)
If a Participant receives a hardship distribution pursuant to Section 14.14, the Participant’s 401(k) Contributions shall be suspended until the first payroll period beginning at least six months after receipt of the hardship distribution.

Section 5.2  Catch-up Contributions.  All Employees who are eligible to make 401(k) Contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to, the limitations of Code section 414(v).  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

ARTICLE VI

PROFIT SHARING AND MATCHING CONTRIBUTIONS

Section 6.1  Profit Sharing Contributions.  For each Plan Year, the Company will determine in its discretion the amount of the Profit Sharing Contribution that will be made for the Plan Year, or the formula by which the amount shall be calculated.  The contribution of each Participating Employer other than the Company for a Plan Year shall be an amount which is the same percent of the Certified Earnings of its employees eligible to share in the contribution for that year as the contribution of the Company for the Plan Year bears to the total Certified Earnings of its employees eligible to share in the contribution for that year, unless the Company determines that the contribution by a Participating Employer for the eligible Participants in its employ for a Plan Year shall be a different amount and also determines the amount or formula by which such amount shall be calculated (in which case, subsections (b), (c) and (d) of this section shall be applied separately to each Participating Employer).

(a)	To be eligible to share in the Profit Sharing Contributions, the Participant must satisfy the requirements of Section 4.5(a) for that Plan Year.

(b)
The amount of Company Stock available for allocation as Leveraged ESOP Profit Sharing Contributions under Section 6.5(c)(1) for the Plan Year shall be allocated among the ESOP Accounts of the eligible Participants for that Plan Year in the proportion that the Certified Earnings of each such Participant for the Plan Year bears to the total Certified Earnings of all such Participants for the Plan Year.

(c)
If the Company so determines in its sole discretion, the Participating Employers may make a Profit Sharing Contribution for a Plan Year in the form of shares of Company Stock.  Any such contribution is referred to as a “Non-Leveraged ESOP Profit Sharing Contribution.”  Any such contribution for a Plan Year shall be allocated among the ESOP Accounts of the eligible Participants for that Plan Year in the proportion that the Certified Earnings of each such Participant for the Plan Year bears to the total Certified Earnings of all such Participants for the Plan Year.  Such allocations shall be credited to the Participant’s ESOP Account as of a Valuation Date determined by the Trustee which occurs within a reasonable time after the date the contribution is received by the Trustee.

(d)
To the extent the Profit Sharing Contribution for a Plan Year is made in cash, that contribution shall be allocated among the eligible Participants for that Plan Year in the proportion that the Certified Earnings of each such Participant for the Plan Year bears to the total Certified Earnings of all such Participants for the Plan Year.  Such allocations shall be credited to the Participant’s Deferred Investment Account as of a Valuation Date determined by the Trustee which occurs within a reasonable time after the date the contribution is received by the Trustee, and shall be invested as provided in Section 10.4.

(e)	All Profit Sharing Contributions for a Plan Year shall be made before the time (including extensions thereof) prescribed by law for filing the Company’s federal income tax return for the Plan Year.

Section 6.2  Leveraged Acquisitions.  The Trustee, with the prior concurrence of the Company, is authorized to enter into one or more Exempt Loans.  The proceeds of any Exempt Loan shall be used as provided in Section 2.14(b).  All shares of Company Stock acquired with the proceeds of an Exempt Loan and held to secure payment of an Exempt Loan shall be credited to the Unallocated Reserve until such time as they are released pursuant to Sections 2.14 and 6.3.

Section 6.3  Leveraged ESOP Contributions.  The Participating Employers shall make sufficient cash contributions to enable the Trustee to pay any currently maturing obligations under an Exempt Loan, to the extent those obligations have not been paid with dividends pursuant to Section 6.4.  The Participating Employers may also make additional cash contributions for the purpose of repaying the Exempt Loan more rapidly than is required under the terms of that loan.  The Trustee shall apply such contributions (and any earnings thereon) to make said loan payments as directed by the Company. The amount determined by the Company under this section shall be the “Leveraged ESOP Contribution” for the Plan Year.

Section 6.4  Application of Dividends.  Dividends on shares of Company Stock held in the ESOP Account shall be allocated as follows:

(a)	Dividends held in the Unallocated Reserve and on shares of Company Stock allocated to ESOP Accounts which were acquired with the proceeds of an Exempt Loan shall be applied as follows:

(1)
Dividends received on shares of Company Stock held in the Unallocated Reserve shall first be used to repay principal and interest then due on the Exempt Loan used to acquire such shares.  If the amount of such dividends exceeds the amount needed to repay such principal and interest, the excess shall be held in the Unallocated Reserve until it is needed to repay principal and interest due on such Exempt Loan or, with the prior concurrence of the Company, the excess may be (i) used to prepay principal on such Exempt Loan, or (ii) treated as a general investment gain of the Fund and allocated to the ESOP Accounts of Participants.  Any amounts allocated to ESOP Accounts as general investment gain shall be allocated in proportion to the number of shares held in said Accounts as of the last Valuation Date for the Plan Year for which they are allocated.  Any dividends so allocated shall not be considered an Annual Addition with respect to a Participant for purposes of Section 7.1.

(2)
If the amount necessary to repay principal and interest then due on the Exempt Loan exceeds the amount of dividends on shares acquired with the proceeds of the Exempt Loan that are held in the Unallocated Reserve, the remaining amount then due shall be repaid from dividends on shares of Company Stock allocated to ESOP Accounts that were acquired with the proceeds of the Exempt Loan and released from the Unallocated Reserve.  To the extent dividends on such allocated shares exceed the amount necessary to repay principal and interest then due on the Exempt Loan, they may, with the prior concurrence of the Company, be used to prepay principal on the Exempt Loan.  Dividends remaining after such payments shall be allocated to the ESOP Accounts holding the shares on which the dividends were paid.

(b)
Effective October 1, 2008, any dividends received with respect to Company Stock allocated to a Participant’s Account shall be, at the election of the Participant, allocated to such Account and reinvested in Company Stock or distributed to the Participant.  The portion of such dividends to be so allocated and credited to each such Account, or to be so distributed to such Participant, shall be determined on the basis of the number of share units of Company Stock held in such Participant’s Account as of the record date for the payment of dividends. A Participant may elect at anytime up to 3 days prior to a dividend payment date or 2 days after a dividend payment date whether to receive the dividend allocable to the Participant in cash.  If a Participant does not make an election, the Participant shall be deemed to have elected to reinvest any dividends in Company Stock.  The Participant may change such election at anytime provided no such change will be effective with respect to a payment date for dividends within 3 days of such change.  If any dividends are to be distributed to a Participant, such distribution shall be distributed in cash to such Participant as soon as practical following the payment of the dividend but in no event later than 90 days after the close of the Plan Year for which such dividends are paid.  Notwithstanding any other provision of the Plan to the contrary, a Participant shall be fully vested in dividends allocated to his Account and all share units of Company Stock purchased with reinvested dividends.  The Administrator may adopt administrative procedures limiting elections with respect to cash payments of small amounts of dividends where the expense of processing the payment is disproportionate to the amount of the payment.

(c)	The Trustee shall maintain records which will permit it to determine the dividends and shares subject to Sections 6.4(a) and 6.4(b).

Section 6.5  ESOP Allocations.  The shares of Company Stock available for allocation shall be allocated among the ESOP Accounts of eligible Participants as follows:

(a)	The following amounts are available for allocation pursuant to this section:

(1)	Shares of Company Stock released from the Unallocated Reserve pursuant to Section 2.14(e) or (f) as a result of contributions under Section 6.3 and dividends under Section 6.4.

(2)	Non-Leveraged ESOP Matching Contributions under Section 6.6(b)(2), if any.

(3)	Non-Leveraged ESOP Profit Sharing Contributions under Section 6.1(c), if any.

Said amounts shall be allocated as provided in the remainder of this section.

(b)
If dividends paid on Company Stock held in Participants’ ESOP Accounts are used to make payments on an Exempt Loan, there shall be allocated to each such Account an amount of Company Stock having a Fair Market Value as of the earliest Valuation Date coincident with or next following the dividend payable date equal to the amount of dividends so used.  Said allocation shall be made as of said Valuation Date.

(c)	Any remaining shares of Company Stock available for allocation under this section shall be allocated as follows:

(1)
Any remaining shares of Company Stock available for allocation under subsection (a)(1) shall first be allocated as Leveraged ESOP Matching Allocations under Section 6.6(b)(1).  Any amounts remaining under subsection (a)(1) after all Leveraged ESOP Matching Allocations have been made for the Plan Year shall be allocated as Leveraged ESOP Profit Sharing Contributions under Section 6.1(b).

(2)	Any shares of Company Stock available for allocation under subsection (a)(2) shall be allocated as Non-Leveraged ESOP Matching Allocations under Section 6.6(b)(2).

(3)	Any shares of Company Stock available for allocation under subsection (a)(3) shall be allocated as Non-Leveraged ESOP Profit Sharing Allocations under Section 6.1(c).

(4)	All shares of Company Stock so allocated shall be credited to the Participant’s ESOP Account. Such allocations are referred to collectively herein as “ESOP Allocations.”

Section 6.6  Matching Contributions.  Each Participating Employer will make a Matching Contribution equal to 75% of the 401(k) Contributions made by each eligible Participant in its employ disregarding for this purpose any 401(k) Contributions in excess of four percent (4%) of the Participant’s Certified Earnings. A Participant will be eligible to receive Matching Contributions only while the Participant meets the requirements of Section 4.5(b).  Matching Contributions shall be allocated to the Participant following the final payroll for the month based on the 401(k) Contributions made for the month.  Matching Contributions shall also be allocated to the Participant following the end of the Plan Year equal to the difference between (i) the sum of seventy-five percent (75%) of the Participant’s 401(k) Contributions that do not exceed four percent (4%) of a Participant’s Certified Earnings for the Plan Year and (ii) the amount of Matching Contributions allocated coincident with the Participant’s 401(k) Contributions during the Plan Year.

(a)
No Matching Contribution will be made with respect to any amount by which the Participant’s 401(k) Contributions must be reduced pursuant to Section 7.1, Section 7.3 or Section 7.4.  Any such Matching Contributions which are made by a Participating Employer before the amount of the reduction is determined shall be forfeited and shall be applied as a credit against future Matching Contributions by the same employer.

(b)	Matching Contributions shall be made as follows:

(1)
The Matching Contribution will be in the form of Company Stock to the extent shares of Company Stock are available for allocation for the Plan Year pursuant to Section 6.5.  The number of shares so allocated for a month will be determined by dividing (i) the Matching Contributions for the month by (ii) the Fair Market Value of a share of Company Stock as of a date proximate to the date the Matching Contribution is allocated.  Allocations under this paragraph are referred to as “Leveraged ESOP Matching Allocations” and shall be credited to the Participant’s ESOP Account.

(2)
If the total Matching Contributions for a particular month and all previous months in the Plan Year exceed the total amount of Company Stock available for the Plan Year pursuant to Section 6.5 for allocation as Leveraged ESOP Matching Allocations, the Participating Employers shall make the contribution (or the balance of the contribution) for the month either in the form of cash or in Company Stock having an equivalent Fair Market Value as of a date proximate to the to the date the Matching Contribution is allocated.  Any such contributions made in cash shall be invested in Company Stock promptly after the date contributed except to the extent the Trustee, in its discretion, otherwise invests such contributions in order to facilitate benefit distributions.  Allocations under this paragraph are referred to as “Non-Leveraged ESOP Matching Allocations” and shall be credited to the Participant’s ESOP Account.

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS.

Section 7.1  Limitation on Allocations.  Notwithstanding any provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code section 415.  For purposes of the preceding sentence:

(a)	The Annual Additions with respect to a Participant for any Plan Year shall not exceed the lesser of:

(1)	$40,000, adjusted for each subsequent Plan Year to reflect cost of living increases for that Plan Year provided under Code section 415(d) or published by the Secretary of the Treasury.

(2)
100% of the Compensation of such Participant.  This paragraph (2) shall not apply to any contribution for medical benefits after separation from service within the meaning of Code sections 401(h) or 419(f)(2) which is otherwise treated as an Annual Addition.

(b)
If for any Plan Year the limitations described in subsection (a) would be exceeded with respect to any Participant, the Participant’s Annual Additions shall be adjusted in the following sequence, but only to the extent necessary to reduce such Annual Additions to the level permitted in subsection (a):

(1)
The Participant’s 401(k) Contributions shall be reduced and his Participating Employer shall pay an equivalent amount to him in cash.  Any amount refunded under this paragraph shall be disregarded for purposes of applying the limits under Section 7.2.  Matching Contributions shall be reduced as provided in Section 6.6(a) to reflect any such reductions in 401(k) Contributions.

(2)
The Profit Sharing Contributions allocated to the Participant under Section 6.1 shall be reduced, beginning first with any cash Profit Sharing Contributions allocated under Section 6.1(d), and then with any Non-Leveraged ESOP Profit Sharing Contributions under Section 6.1(c).

(3)	The Leveraged ESOP Profit Sharing Contributions allocated to the Participant under Section 6.1(b) shall be reduced.

(4)
If, after the adjustments in paragraph (1), there is an excess amount with respect to a Participant for a Plan Year, such excess amount shall be held unallocated in a suspense account.  The suspense account will be applied to reduce future employer contributions for all Participants in the next year, and in each succeeding year, if necessary.  The suspense account will participate in the allocation of the investment gains and losses of the Fund (and the value of such account will be considered in valuing other Accounts under the Plan).

Notwithstanding the foregoing and the other provisions of this Section, effective with respect to any Plan Year beginning on or after January 1, 2008, if for any Plan Year the limitations described in subsection (a) would be exceeded with respect to any Participant, then the Plan shall correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2008-50 or any superseding IRS guidance.

(c)
“Annual Additions” means the sum of the amounts allocated to a Participant for a Plan Year under this Plan and all other defined contribution plans maintained by his or her  Participating Employer or an Affiliate in which the Participant participates; provided, however, that interest on Exempt Loans shall not be Annual Additions for the year if no more than one-third of the amounts allocated to ESOP Accounts under Article VI for that year are allocated to the ESOP Accounts of Highly Compensated Employees.  Excess contributions distributable under Section 7.3 or Section 7.4 are included as Annual Additions, but Excess Deferrals which are distributed under Section 7.2 are not included as Annual Additions.  Annual Additions also include amounts attributable to medical benefits as described in Code sections 415(1)(2) and 419A(d)(2).  An Annual Addition with respect to a Participant’s Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant’s Accounts under the terms of the Plan as of any date within such year.  Annual Additions do not include any rollover contributions as defined in Code sections 402(c), 403(a)(4), 403(b)(8) or 457(e)(16), or in any other provision of the Code which may allow rollover contributions to be made to this Plan from time to time.  For Plan Years commencing in 2002 or later, any catch-up contributions under Code section 414(v) shall be disregarded in determining Annual Additions.

For Plan Years beginning on or after January 1, 2008, Annual Additions shall not include restorative payments. A restorative payment is a payment made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan's losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to the Plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

(d)
For purposes of this section, “Compensation” means an employee’s earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Employers and Affiliates to the extent that the amounts are includible in gross income (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulations section 1.62-2(c)), subject to the following:

(1)
Compensation includes the 401(k) Contributions to this Plan and any other elective deferrals which are not includible in the gross income of the employee under Code sections 125, 132(f)(4), 401(k), 402(h)(1)(B), 403(b) or 457.  Compensation excludes any other employer contributions to a plan of deferred compensation which are not includible in the employee’s gross income for the taxable year in which contributed, any distributions from a plan of deferred compensation, and any other amounts which receive special tax benefits.  However, any amounts received by an employee pursuant to an unfunded non-qualified plan of deferred compensation may be considered as Compensation in the year such amounts are includible in the employee’s gross income.

(2)
Compensation excludes amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) either becomes transferable or is no longer subject to a substantial risk of forfeiture.

Except as otherwise provided below and in Treasury Regulations Section 1.415(c)-2(e), remuneration will be treated as Compensation for a Plan Year only if (i) it is actually paid or made available to an employee (or, if earlier, is includible in the gross income of the employee) within the Plan Year and (ii) it is paid or treated as paid to the employee prior to the employee’s severance from employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with the Participating Employer or Affiliate.  Compensation shall be adjusted, as set forth herein, for the following types of compensation paid after a Participant’s severance from employment, but amounts described in subsections (1), (2) and (3) below may only be included in

Compensation to the extent such amounts are paid by the later of 2½ months after severance from employment or by the end of the Plan Year that includes the date of such severance from employment. Any other payment of compensation paid after severance from employment that is not described in the following types of compensation is not considered Compensation, even if payment is made within the time period specified above.

(1)	Regular pay. Compensation shall include regular pay after severance from employment if:

(A)
The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(B)	The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Participating Employer or Affiliate.

(2)
Leave cashouts.  Leave cashouts shall be included in Compensation, if those amounts would have been included in the definition of Compensation if they were paid prior to the Participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

(3)
Deferred Compensation.  Compensation will include deferred compensation if the compensation would have been included in the definition of Compensation if it had been paid prior to the Participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Participating Employer or Affiliate and only to the extent that the payment is includible in the Participant’s gross income.

Section 7.2  Limit on 401(k) Contributions.  401(k) Contributions by a Participant for any calendar year may not exceed $15,000 and shall cease at the point that limit is reached during the year.  The $15,000 is the limit for 2006 and will be adjusted for any increases in accordance with the Code or regulations issued by the Secretary of the Treasury.  Notwithstanding any other provisions of the Plan, Excess Deferrals for a calendar year and income or losses allocable thereto shall be distributed no later than the following April 15 to Participants who claim such Excess Deferrals, subject to the following:

(a)
For purposes of this section, “Excess Deferrals” means the amount of 401(k) Contributions for a calendar year that the Participant claims pursuant to the procedure set forth in subsection (b) because the total amount deferred for the year exceeds the limit in the first paragraph of this section or such other limit imposed on the Participant for that year under Code section 402(g).

(b)
The Participant’s written claim, specifying the amount of the Participant’s Excess Deferral for any calendar year, shall be submitted to the Company no later than the March 1 following such year.  The claim shall include the Participant’s written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements, exceed the limit imposed on the Participant by Code section 402(g) for the year in which the deferral occurred.  A Participant shall be deemed to have submitted such a claim to the extent the Participant has Excess Deferrals for the calendar year taking into account only contributions under this Plan and any other plan maintained by a Participating Employer or an Affiliate.

(c)
Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted to include income or losses allocable thereto using the same method specified for excess 401(k) Contributions under Section 7.3(e), however Section 7.3(e)(5) shall apply for all Plan Years beginning January 1, 2007.

(d)
The amount of Excess Deferrals and income allocable thereto which would otherwise be distributed pursuant to this section shall be reduced, in accordance with regulations, by the amount of excess 401(k) Contributions and income allocable thereto previously distributed to the Participant pursuant to Section 7.3, and by the amount of any deferrals properly distributed as excess annual additions under Section 7.1.

(e)
Any reduction of 401(k) Contributions for a Participant shall be accompanied by a corresponding reduction of Matching Contributions.  If by operation of this section a Participant’s 401(k) Contributions are limited to an amount less than the amount he elected, the amount by which the 401(k) Contributions were reduced shall be paid to him by his Participating Employer in cash, but there will be no cash payment of the Matching Contributions the Participant lost as a result of the reduction.

(f)
Effective January 1, 2008, 401(k) Contributions can only be made with respect to amounts that are compensation within the meaning of Code section 415(c)(3) and Treasury Regulations Section 1.415(c)-2 (excluding certain payments made after severance from employment).

Section 7.3  Adjustment of Employer Contributions if Required by Code Section 401(k).  If necessary to satisfy the requirements of Code section 401(k), 401(k) Contributions shall be adjusted in accordance with the following:

(a)
Each Plan Year the Company shall calculate the deferral percentage for each Participant.  Each Participant’s “deferral percentage” is calculated by dividing the amount in paragraph (1) by the amount in paragraph (2):

(1)
The Participant’s 401(k) Contributions for said Plan Year, plus all or part of any cash Profit Sharing Contributions allocated to his Account pursuant to Section 6.1(d) for said Plan Year, as determined by the Company.  Inclusion of such Profit Sharing Contributions may occur only if such inclusion is on a uniform and nondiscriminatory basis and the provisions of Treasury Regulations section 1.401(k)-1(b) are satisfied.

(2)
The Participant’s Compensation for said Plan Year.  For purposes of this section, a Participant’s “Compensation” for the Plan Year means compensation determined according to a definition selected by the Committee for that year which satisfies the requirements of Code section 414(s).  The same definition of Compensation shall be used for all Participants for a particular Plan Year, but different definitions may be used for different Plan Years.  The Committee shall also determine whether Compensation includes or does not include the 401(k) Contributions to this Plan and any contributions made pursuant to a salary reduction agreement by or on behalf of the Participant to any other plan which meets the requirements of Code sections 125, 132(f)(4), 401(k) or 402(h)(1)(B), and whether or not it includes amounts paid prior to the date an individual became a Participant.  Compensation shall be subject to the limit provided under Section 2.7(d).

(b)
Each Plan Year the Company shall calculate the average deferral percentage for Active Participants who are Highly Compensated Employees and the average deferral percentage for Active Participants who are not Highly Compensated Employees.  In each case the average is the average of the percentages calculated under subsection (a) for the employees in the particular group.  The deferral percentage for each Participant and the average deferral percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent.  The average deferral percentage for Active Participants who are not Highly Compensated Employees that is used in applying this section for a particular Plan Year shall be the percentage determined for the preceding Plan Year.

(c)	If the requirements of either paragraph (1) or (2) (the “average deferral percentage test”) are satisfied, then no further action is needed under this section:

(1)
The average deferral percentage for Active Participants who are Highly Compensated Employees is not more than 1.25 times the average deferral percentage for Active Participants who are not Highly Compensated Employees.

(2)
The excess of the average deferral percentage for Active Participants who are Highly Compensated Employees over the average deferral percentage for Active Participants who are not Highly Compensated Employees is not more than two percentage points, and the average deferral percentage for Active Participants who are Highly Compensated Employees is not more than two times the average deferral percentage for Active Participants who are not Highly Compensated Employees.

(d)
If neither of the requirements of subsection (c) are satisfied, then the 401(k) Contributions with respect to Highly Compensated Employees shall be reduced, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate dollar amount of such reductions equal to the amount by which the 401(k) Contributions (prior to such reduction) had exceeded the requirements of subsection (c)(1) or (c)(2), whichever is less.  Such reduction shall be made in accordance with the methodology prescribed at the time of the reduction by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

(e)	If 401(k) Contributions with respect to a Highly Compensated Employee are reduced pursuant to subsection (d), the excess 401(k) Contributions shall be distributed, subject to the following:

(1)	For purposes of this subsection, “excess 401(k) Contributions” shall mean the amount by which 401(k) Contributions for Highly Compensated Employees have been reduced under subsection (d).

(2)
Excess 401(k) Contributions (adjusted for income or losses allocable thereto for the Plan Year for which the contribution was made as specified in paragraph (3), if any) shall be distributed to Participants on whose behalf such excess contributions were made for the Plan Year no later than the last day of the following Plan Year.  Furthermore, the Company shall attempt to distribute such amount by March 15 of the following Plan Year to avoid the imposition on the Participating Employers of an excise tax under Code section 4979.

(3)
Income or losses allocable to excess 401(k) Contributions for the Plan Year shall be determined by multiplying the amount of income or loss for the Plan Year which is allocable to the Participant’s 401(k) Account (and to other amounts credited to the Participant that the Company elects to include under subsection (a)(1)) by a fraction.  The numerator of the fraction is the Participant’s excess 401(k) Contributions for the Plan Year. The denominator of the fraction is the total balance in the Participant’s 401(k) Account (plus any other amounts the Company has elected to include under subsection (a)(1)) on the first day of the Plan Year, plus 401(k) Contributions for the Plan Year and any other amounts the Company has elected to include under subsection (a)(1) for the Plan Year.

(4)
The amount of excess 401(k) Contributions and income or losses allocable thereto which would otherwise be distributed pursuant to this subsection shall be reduced, in accordance with regulations, by the amount of Excess Deferrals and income or losses allocable thereto previously distributed to the Participant pursuant to Section 7.2 for the Plan Year.

(5)
For Plan Years beginning January 1, 2006 and January 1, 2007, distributions of excess 401(k) Contributions must be adjusted for income or loss for the period between the end of the Plan Year and the date of the distribution (the "gap period"). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(A)
The Administrator may use the safe harbor method in this paragraph to determine income on excess 401(k) Contributions for the gap period. Under this safe harbor method, income on excess 401(k) Contributions for the gap period is equal to ten percent (10%) of the income allocable to excess 401(k) Contributions for the Plan Year that would be determined under paragraph (3) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(B)
The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (3) above to this aggregate period. This is accomplished by (i) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (ii) substituting the amounts taken into account under the average deferral percentage test for the Plan Year and the gap period, for the amounts taken into account under the average deferral percentage test for the Plan Year in determining the fraction that is multiplied by that income.

(f)
At any time during the Plan Year, the Company may make an estimate of the amount of 401(k) Contributions that will be permitted under this section for the year and may reduce the maximum percent specified in Section 5.1(a) to the extent the Company determines in its sole discretion to be advisable to satisfy at least one of the requirements in subsection (c).

(g)
   The deferral percentage for any Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to participate in two or more plans with cash or deferred arrangements described in Code section 401(k) to which any Participating Employer or Affiliate contributes, shall be determined as if such employer contributions were made under a single arrangement.  If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer that have different plan years, then all employer contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code section 401(k).

(h)
Any reduction of 401(k) Contributions for a Participant shall be accompanied by a corresponding reduction of Matching Contributions.  If by operation of this section a Participant’s 401(k) Contributions are limited to an amount less than the amount he elected, the amount by which the 401(k) Contributions were reduced shall be paid to him by the Plan or by his Participating Employer in cash, but there will be no such payment of the Matching Contributions the Participant lost as a result of the reduction.

(i)
If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or Code section 410(b), the cash or deferred arrangements shall be treated as one for the purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(k).

(j)
If the entire Account balance of a Highly Compensated Employee has been distributed during the Plan Year in which an excess arose, the distribution shall be deemed to have been a corrective distribution of the excess and income attributable thereto to the extent that a corrective distribution would otherwise have been required under Section 7.2 or subsection (e) of this section.

(k)	A corrective distribution of excess amounts under this Section or Section 7.2 may be made without regard to any notice or Participant or spousal consent required under Article XII or XIV.

(l)
In the event of a complete termination of the Plan during the Plan Year in which an excess arose, any corrective distribution under this section shall be made as soon as administratively feasible after the termination, but in no event later than 12 months after the date of termination.

(m)
The Committee may apply this section by disregarding all Participants who have not satisfied the requirements of Section 4.2(b) during the Plan Year and who are not Highly Compensated Employees with respect to the Plan Year to the extent permitted by Code section 401(k)(3)(F) and regulations thereunder.

(n)	The Employer will not make targeted qualified nonelective contributions.

(o)
   Qualified nonelective contributions and qualified matching contributions cannot be taken into account to determine the deferral percentage to the extent such contributions are taken into account for purposes of satisfying any other deferral percentage test, any contribution percentage test, or the requirements of Regulation section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4.  Thus, for example, matching contributions that are made pursuant to Regulation section 1.401(k)-3(c) cannot be taken into account under the deferral percentage test.  Similarly, if the Plan switches from the current year testing method to the prior year testing method pursuant to Treasury Regulations section 1.401(k)-2(c), qualified nonelective contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(p)    Except as otherwise provided in this section, the Plan may use the current year testing method or prior year testing method for the deferral percentage test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the contribution percentage test for that Plan Year.  However, if different testing methods are used, then the Plan cannot use:

(1)	The recharacterization method of Regulation section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(2)	The rules of Treasury Regulations section 1.401(m)-2(a)(6)(ii) to take elective contributions into account under the contribution percentage test (rather than the deferral percentage test); or

(3)	The rules of Regulation section 1.401(k)-2(a)(6)(v) to take qualified matching contributions into account under the deferral percentage test (rather than the average contribution percentage test).

Section 7.4  Adjustment of Contributions Required by Code Section 401(m).  After the provisions of Section 7.2 and Section 7.3 have been satisfied, the requirements set forth in this section must also be met.  If necessary to satisfy the requirements of Code section 401(m), contributions shall be adjusted in accordance with the following:

(a)
Each Plan Year, the “contribution percentage” will be calculated for each Participant.  Each Participant’s contribution percentage is calculated by dividing the amount in paragraph (1) by the amount in paragraph (2):

(1)
The Matching Contributions allocated to him under Section 6.6. If the Company so elects, there shall also be included in the amount under this paragraph the Leveraged and Non-Leveraged ESOP Profit Sharing Contributions allocated to his Account for said Plan Year pursuant to Section 6.1(b) and (c); provided, however, that such amounts may be included only if such inclusion is on a uniform and nondiscriminatory basis and the provisions of Treasury Regulation §1.401(m)-1(b) are satisfied.

(2)	The Participant’s Compensation for said Plan Year. For purposes of this section, “Compensation” has the same meaning as provided in Section 7.3(a)(2).

(b)
Each Plan Year, the Company shall calculate the average contribution percentage for Active Participants who are Highly Compensated Employees and the average contribution percentage for Active Participants who are not Highly Compensated Employees.  In each case, the average is the average of the percentages calculated under subsection (a) for the employees in the particular group.  The contribution percentage for each Participant and the average contribution percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent.  The average contribution percentage for Active Participants who are not Highly Compensated Employees that is used in applying this section for a particular Plan Year shall be the percentage determined for the preceding Plan Year.

(c)	If the requirements of either paragraph (1) or (2) (the “average contributions percentage test”) are satisfied, then no further action is needed under this section:

(1)
The average contribution percentage for Active Participants who are Highly Compensated Employees is not more than 1.25 times the average contribution percentage for Active Participants who are not Highly Compensated Employees.

(2)
The excess of the average contribution percentage for Active Participants who are Highly Compensated Employees over the average contribution percentage for Active Participants who are not Highly Compensated Employees is not more than two percentage points, and the average contribution percentage for Active Participants who are Highly Compensated Employees is not more than 2 times the average contribution percentage for Active Participants who are not Highly Compensated Employees.

(d)
If neither of the requirements of subsection (c) are satisfied, then the Matching Contributions with respect to Highly Compensated Employees shall be reduced, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate dollar amount of such reductions equal to the amount by which the Matching Contributions (prior to such reduction) had exceeded the requirements of subsection (c)(1) or (c)(2), whichever is less.  Such reduction shall be made in accordance with the methodology prescribed at the time of the reduction by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

(e)
If Matching Contributions with respect to a Highly Compensated Employee are reduced pursuant to subsection (d), the excess Matching Contributions shall not be paid to Participants, but shall be applied as a credit against future contributions of a Participating Employer, subject to the following:

(1)	For purposes of this subsection, “excess Matching Contributions” shall mean the amount by which Matching Contributions for Highly Compensated Employees have been reduced under subsection (d).

(2)
Income or losses allocable to excess Matching Contributions for the Plan Year shall be determined by multiplying the amount of income or loss for the Plan Year which is allocable to the Participant’s 401(k) Account (and to other amounts credited to the Participant that the Company elects to include under subsection (a)(1)) by a fraction.  The numerator of the fraction is the Participant’s excess Matching Contributions for the Plan Year.  The denominator of the fraction is the total balance in the Participant’s 401(k) Account (plus any other amounts the Company has elected to include under subsection (a)(1)) on the first day of the Plan Year, plus Matching Contributions for the Plan Year and any other amounts the Company has elected to include under subsection (a)(1) for the Plan Year.

(3)
For Plan Years beginning January 1, 2006 and January 1, 2007, distributions of excess Matching Contributions must be adjusted for income or loss for the period between the end of the Plan Year and the date of the distribution (the "gap period"). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(A)	The Administrator may use the safe harbor method in this paragraph to determine income on excess Matching Contributions for the gap period. Under this safe harbor method, income on excess Matching Contributions for the gap period is equal to ten percent (10%) of the income allocable to excess Matching Contributions for the Plan Year that would be determined under paragraph (2) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(B)
The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (2) above to this aggregate period. This is accomplished by (i) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (ii) substituting the amounts taken into account under the average contribution percentage test for the Plan Year and the gap period, for the amounts taken into account under the average contribution percentage test for the Plan Year in determining the fraction that is multiplied by that income.

(4)	Similar treatment shall apply if Matching Contributions are reduced pursuant to Section 7.2 or Section 7.3.

(f)
If a Highly Compensated Employee participates in more than one qualified plan of a Participating Employer to which employer matching contributions, employee contributions or elective deferral contributions are made, all such contributions must be aggregated for purposes of applying the provisions of this section.  If a Highly Compensated Employee participates in two (2) or more such plans or arrangements that have different plan years, then all matching contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Treasury Regulations corresponding to Code section 401(m).

(g)
If two or more plans maintained by the Participating Employers or Affiliates are treated as one plan for purposes of satisfying the eligibility requirements of Code section 410(b), those plans must be treated as one plan for purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(m).

(h)
The Committee may apply this section by disregarding all Participants who have not satisfied the requirements of Section 4.2 during the Plan Year and who are not Highly Compensated Employees with respect to the Plan Year to the extent permitted by Code section 401(k)(3)(F) and regulations thereunder.

(i)	The Employer will not make targeted qualified matching contributions.

(j)
Except as otherwise provided in this section, the Plan may use the current year testing method or prior year testing method for the contribution percentage test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the deferral percentage test for that Plan Year.  However, if different testing methods are used, then the Plan cannot use:

(1)	The recharacterization method of Treasury Regulation section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(2)	The rules of Treasury Regulation section 1.401(m)-2(a)(6)(ii) to take elective contributions into account under the contribution percentage test (rather than the deferral percentage test); or

(3)	The rules of Treasury Regulation section 1.401(k)-2(a)(6) to take qualified matching contributions into account under the deferral percentage test (rather than the contribution percentage test).

ARTICLE VIII

EMPLOYEE CONTRIBUTIONS

Section 8.1  Employee Contributions Not Permitted After December 31, 1986.  Prior to January 1, 1987, employees were permitted to make voluntary, after-tax contributions to the Plan.  Effective January 1, 1987, such contributions were no longer permitted.  Amounts contributed prior to January 1, 1987 will continue to be held by the Plan until distributed in accordance with Articles XIII and XIV.

Section 8.2  Rollover Contributions.  With the consent of the Committee, which shall be granted in its sole discretion and only if it is reasonably certain that the amount to be transferred constitutes a Rollover Contribution as defined in subsection (a), a Qualified Employee may transfer to the Fund an amount that constitutes a Rollover Contribution.  Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to a Rollover Contribution:

(a)
For purposes of this section, “Rollover Contribution” means a contribution of an amount which may be rolled over to this Plan pursuant to Code section 401(a)(31), 402(c), 403(a)(4), 408(d)(3), 403(b)(8) or 457(e)(16), or pursuant to any other provision of the Code which may permit rollovers to this Plan from time to time.  However, no Rollover Contribution will be permitted to this Plan to the extent it consists of amounts attributable to after-tax contributions, regardless of the provisions of Code section 402(c)(2).

(b)	A Rollover Contribution by a Participant shall be credited to his Rollover Account, which is a subaccount of the Participant’s Investment Account, as provided in Section 2.20(c).

(c)
If a Rollover Contribution is made by a Qualified Employee who has not yet met the length of service requirements to become a Participant, the employee shall be treated the same as a Participant hereunder from the time of the transfer (but shall not actually be a Participant until satisfying the requirements of Article IV, and shall not be eligible for an allocation of employer contributions hereunder until he satisfies all requirements of the Plan read as though this section were not a part thereof).

ARTICLE IX

PARTICIPANTS’ ACCOUNTS

Section 9.1  Retirement Account.  A Participant’s Retirement Account shall be invested as provided in Section 10.2.

Section 9.2  Investment Account.  A Participant’s Investment Account shall be invested as provided in Section 10.4.  A Participant’s Investment Account shall be comprised of one or more of the following subaccounts:

(a)	The Participant’s Deferred Investment Account, which may not be distributed to him until after the earlier of (i) his Termination of Employment or (ii) his attainment of age 59½.

(b)	The Participant’s Withdrawable Investment Account, which may be withdrawn by the Participant prior to Termination of Employment to the extent provided in Section 13.4.

(c)	The Participant’s Rollover Account, which may be withdrawn by the Participant prior to Termination of Employment to the extent provided in Section 13.4.

Section 9.3  401(k) Account.  A Participant’s 401(k) Account shall be invested as provided in Section 10.4.

Section 9.4  ESOP Account.  A Participant’s ESOP Account shall be invested as provided in Section 10.5.  Shares of Company Stock formerly held in a Participant’s Investment Account which were attributable to tax credit contributions were transferred to his ESOP Account during 1990.

ARTICLE X

INVESTMENT OF ACCOUNTS

Section 10.1  Description of Funds.  There shall be the following Funds for investment of Participant Accounts:

(a)	Company Stock Fund. The Company Stock Fund shall consist of shares or units of Company Stock held as investments for Accounts other than ESOP Accounts.

(b)	ESOP Fund. The ESOP Fund shall consist of shares or units of Company Stock acquired by the Plan pursuant to Article VI and allocated to ESOP Accounts.

(c)
Other Funds.  Any Fund established at the direction of the Committee.  The Committee shall determine the types of investments to be held in each such Fund and the Investment Manager, Trustee, or insurance company responsible for selecting investments.  On January 1, 2006, the other Funds consisted of certain mutual funds managed by various investment managers.

(d)
The Committee may add new Funds or may eliminate, divide or merge existing Funds at any time.  All transfers of investments among Funds shall be subject to such rules and regulations as the Committee may establish from time to time.  Notwithstanding any provision of the Plan to the contrary:

(1)
In the event of the creation of a new Fund or the elimination, division or merger of a Fund or Funds, the Committee may provide rules for the transition.  The Committee also may establish rules which it determines are appropriate to avoid the need to liquidate assets held in a particular Fund (or to provide for an orderly liquidation), to provide for the equitable valuation of Funds and Accounts, or to facilitate administration of the Plan.  Those rules may include (but are not limited to) restrictions on transfers, withdrawals or distributions (or on the timing or frequency of such transactions), proration of the amount that can be transferred, withdrawn or distributed, modifications or cancellation of investment directions filed by Participants, restrictions of the investment of new amounts in existing Funds, designation of a later Valuation Date (including a special Valuation Date established pursuant to Section 2.36(b)) as the date as of which a transfer, withdrawal or distribution is effective, or postponement of the effective date of loans, withdrawals under Section 13.4, or distributions (subject to the requirements of Section 14.1(c) through (h)).

(2)
The Committee may establish rules which limit or preclude the transfer of amounts into a particular Fund, rules which limit the percent of a Participant’s Accounts that may be invested in a particular Fund, or rules which limit the number of Funds in which a Participant’s Accounts may be invested at any time.

(e)
The Trustee or Investment Manager may, in its discretion, maintain in cash, without obligation to credit interest thereon, such part of the assets of each investment Fund as it considers necessary or desirable for the proper administration of such Fund.  Any such uninvested funds may be deposited with the Trustee (if a bank) or with any other bank, or may be invested in short term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof, or any other investment of a short term nature, including corporate obligations or participations therein.

(f)
Shares of Company Stock to be acquired by the Plan (other than shares released from the Unallocated Reserve) either shall be acquired by the Trustee from the Company or shall be purchased from time to time by the Trustee through brokers or from securities dealers or by private purchase at such prices and in such amounts as the Trustee may determine in its absolute and uncontrolled discretion; provided, however, that no private purchase of such shares shall be made at a total cost greater than the total cost (including expenses of purchase) of purchasing such shares at the then prevailing price of such shares in the open market, such prevailing price to be determined by the Trustee as nearly as practicable; and provided further that the Company may in its sole discretion direct the Trustee to purchase any such shares from the Company at a price to be designated by the Company not in excess of the Fair Market Value of the shares on the date of purchase.  The Trustee may, in its discretion, limit the daily volume of its purchases or sales to the extent that such action is deemed by it to be in the best interest of Participants or to be required by any applicable law.

Section 10.2  Investment of Retirement Accounts.  Retirement Accounts shall be invested as follows:

(a)
Each Participant and Beneficiary may elect to have all or any part of his or her Retirement Account invested in one or more of the Funds established under Section 10.1(c).  Such a person may direct that any portion of his or her Retirement Account previously invested in one of such Funds shall be transferred to another such Fund designated by him or her.  Transfers among the Funds established under Section 10.1(c) shall be effected as soon as reasonably possible following receipt of the Participant’s directions by the Trustee.

(b)
Every election by a Participant or Beneficiary authorized by this section shall be submitted to the Committee or its designated agent in such manner as the Committee may provide and shall be made in accordance with such rules and regulations as the Committee may prescribe, except that directions for transfers among the Funds established under Section 10.1(c) shall be submitted to the Trustee.

(c)
In the event a Participant or Beneficiary does not make an election as to investment of all or a portion of his Retirement Account, that part of said Account with respect to which an election has not been made shall be invested as specified by the Committee pursuant to any regulations issued by the Secretary of Labor.

(d)
No portion of any Retirement Account may be invested in the Company Stock Fund, except as provided under the Plan as in effect prior to January 1, 1987.  No portion of any Retirement Account may be invested in the ESOP Fund.

Section 10.3  Disposition of Life Insurance Policies.  Prior to January 1, 1982 certain Participants were permitted to direct that a portion of their Retirement Accounts be used to purchase ordinary life insurance.  No additional life insurance policies could be purchased after December 31, 1981, and the face amount of any existing policy could not be increased after said date.  As of January 1, 1987, all such policies held by the Plan were fully paid up, and no additional premiums were payable thereon.  During 1992, each Participant was given the option of either (i) having the policy surrendered for its cash surrender value and having the proceeds invested in one or more of the Funds established under Sec. 10.1(c), or (ii) purchasing the policy from the Trust for its cash surrender value.  After 1992, no such life insurance policies are held in the Trust.

Section 10.4  Investment of Investment Accounts and 401(k) Accounts.  A Participant may elect to have his Investment Accounts and 401(k) Account invested as follows:

(a)	Withdrawable Investment Accounts. A Participant’s Withdrawable Investment Account may be invested in any Fund established under Section 10.1(c) and may also be invested in the Company Stock Fund.

(b)	Deferred Investment Accounts and 401(k) Accounts. A Participant’s 401(k) Account and Deferred Investment Account may be invested as follows:

(1)
A Participant’s 401(k) Contributions and any cash Profit Sharing Contributions allocated to the Participant’s Deferred Investment Account may be invested initially in the Company Stock Fund or in any Fund established under Section 10.1(c).

(2)
A Participant’s Deferred Investment Account and amounts credited to the Participant’s 401(k) Account prior to 2001 may be invested in any Fund established under Sec 10.1(c); provided, however, that any portion of such Account that was invested in the Company Stock Fund pursuant to the provisions of the Plan in effect on December 31, 2000 with respect to contributions for Plan Years ending on or before that date shall continue to be held in the Company Stock Fund until distributed or transferred to Funds established under Section 10.1(c).

(3)
The portion of a Participant’s Deferred Investment Account and/or 401(k) Account that is invested in the Company Stock Fund may thereafter be transferred to any Fund established under Section 10.1(c).  Any portion of such Accounts that is invested in any Fund established under Section 10.1(c) may thereafter be transferred to the Company Stock Fund or to other Funds established under Section 10.1(c).

(c)
Election Procedure.  Except as otherwise provided in subsections (a) and (b), a Participant or a Beneficiary may direct that any portion of his Account previously invested in one of the available Funds shall be transferred to another such Fund designated by him, subject to the following:

(1)	Transfers among the Funds established under Section 10.1(c) shall be effected as soon as reasonably possible following the receipt of the Participant’s directions by the Trustee.

(2)
Every election by a Participant or Beneficiary authorized by this section shall be submitted to the Committee or its designated agent in such manner as the Committee may provide and shall be made in accordance with such rules and regulations as the Committee may prescribe, except that directions for transfers among the Funds established under Section 10.1(c) shall be submitted to the Trustee.  Such elections may be made by a Participant whose Termination of Employment has occurred, as well as by a Participant who is an employee.

(3)
An election by a Participant to change how future contributions to his or her Accounts shall be invested may be effective as of any date, provided the election is received by the Trustee prior to such deadline as may be established from time to time by the Trustee or the Committee for the effective date.

(4)
In the event a Participant or Beneficiary does not make an election as to all or a part of any Account, the portion of the Account with respect to which an election has not been made shall be invested as specified by the Committee pursuant to any regulations issued by the Secretary of Labor.

Section 10.5  Investment of ESOP Accounts.  ESOP Accounts shall be initially invested in the ESOP Fund, but may subsequently be invested in the Company Stock Fund or in any Fund established under Section 10.1(c).  Prior to August 1, 2006, amounts allocated to an ESOP Account (including allocations of dividends and other earnings) could not be transferred to a fund other than the ESOP Fund except as follows:

(a)	Those amounts may be transferred from the ESOP Fund to a fund established under Sec. 10.1(c) at the direction of a Participant as follows:

(1)
Prior to July 1, 2001, such a transfer may be made following the close of the five Plan Year period beginning on the first day of the Plan Year following the Plan Year for which those amounts are allocated to the ESOP Account.

(2)	Commencing July 1, 2001, such a transfer may be made following July 31 of the Plan Year after the Plan Year for which those amounts are allocated to the ESOP Account.

The portion of the ESOP Account that is transferred may not subsequently be invested in shares of Company Stock.

(b)
Those amounts may be transferred at the Participant’s direction from the ESOP Fund to a fund established under Sec. 10.1(c) at any time after he has attained age 55 or had a Termination of Employment.  Such transfers may also be directed by the Beneficiary of a deceased Participant.  The portion of the ESOP Account so transferred by a Participant or Beneficiary may not subsequently be invested in shares of Company Stock.  The Plan will offer a sufficient number and variety of investment options to satisfy the requirements of Code section 401(a)(28)(B).

(c)
Prior to July 1, 2001, all transfers from the ESOP Fund pursuant to this section shall be effected as of January 31, April 30, July 31 or October 31, provided that the Participant filed the request with the Committee at least three business days prior to the effective date, with the proceeds to be actually transferred as soon as possible after the effective date.  Commencing July 1, 2001, all transfers from the ESOP Fund pursuant to this section shall be effected by the Trustee as soon as reasonably possible (as determined by the Trustee) after the request is received by the Trustee.

(d)
Every election by a Participant or Beneficiary authorized by this section shall be submitted to the Committee or its designated agent in such manner as the Committee may provide and shall be made in accordance with such rules and regulations as the Committee may prescribe.  Such elections may be made by a Participant whose Termination of Employment has occurred, as well as by a Participant who is an employee.

Notwithstanding the above, effective August 1, 2006, amounts allocated to an ESOP Account (including allocations of dividends and other earnings) may be transferred, at any time, to the Company Stock Fund or any Fund established under Section 10.1(c).

Section 10.6  Restrictions Imposed by Certain Funds.  If the Participant has elected to invest part or all of the Participant’s Accounts in a Fund established under Section 10.1(c) which includes a restriction or limitation on the amount that can be transferred, withdrawn or distributed from the Fund, or on the time or frequency of such transfers, withdrawals or distributions, the provisions of this Article X, Section 13.4, Article XIV and Article XV shall be modified to the extent necessary to comply with such restriction or limitation.  However, no such restriction or limitation may postpone a distribution beyond the date the distribution is required under subsections (c) through (f) of Section 14.1.

Section 10.7  Orderly Disposition of Company Stock.  If the Trustee, after consulting with the Company, determines that an immediate attempt to sell all shares of Company Stock which Participants and Beneficiaries have directed to sell as of a particular date under the provisions of the Plan might have a significant adverse effect on the price at which those shares could be sold, the Trustee may make arrangements for the orderly disposition of the shares over a period of time, and at varying prices, to be determined by the Trustee after consulting with the Company.

(a)
Notwithstanding any provision of the Plan to the contrary, except as provided in subsection (b), the proceeds from sales of Company Stock during a period of orderly disposition under this section shall not be transferred to and invested in any other Fund until the end of that period of orderly disposition.  During this period, the Trustee may invest the proceeds from sales of Company Stock in a liquid investment authorized by the Trustee for this purpose, in which case the amount ultimately transferred to the other funds at the end of the period shall be adjusted on a reasonable basis to reflect the earnings during the period.

(b)
Notwithstanding subsection (a), the Trustee, after consulting with the Company, may determine to make one or more partial transfers to other Funds during a period of orderly disposition under this section of proceeds from Company Stock that has been sold prior to the transfer.  In that event, the proceeds shall first be allocated to those Participants and Beneficiaries who have directed sales from their ESOP Accounts to the extent that those sales are required to satisfy the diversification requirements of Code section 401(a)(28)(B).  Any remaining proceeds shall be allocated pro rata among all Participants and Beneficiaries who have directed sales of Company Stock as of a date prior to the date of the transfer (disregarding any Company Stock covered by the allocations in the previous sentence or by a prior transfer under this subsection).

(c)
In making dispositions of Company Stock pursuant to the provisions of the Plan, the Trustee may net the purchase and sale activity against the Trustee's obligations to acquire shares of Company Stock for the Plan.

ARTICLE XI

VALUATION OF ACCOUNTS

Section 11.1  Valuation of Funds.  As of each Valuation Date there shall be determined, in accordance with a method consistently followed and uniformly applied, the then fair market value of each Fund established under Section 10.1(c) and the number of shares or units held in the Company Stock Fund and ESOP Fund.

Section 11.2  Valuation of Accounts in Fund Established Under Section 10.1(c).  There shall be determined as of each Valuation Date the value of each Account in each Fund established under Section 10.1(c).  The value of each such Account shall be adjusted to reflect the effect of income, realized and unrealized profits and losses, withdrawals, interfund transfers, and all other transactions since the next preceding Valuation Date, as follows:

(a)	From the value of the Account determined as of the next preceding Valuation Date, there shall be deducted the amount of all distributions made from the Account after such preceding Valuation Date.

(b)
From the fair market value of the applicable Fund determined as of the Valuation Date there shall be deducted the amount of any contributions therein already made by a Participating Employer for the current or a preceding Plan Year that have not previously been allocated to the appropriate Accounts.

(c)
The value of each such Account as determined in (a) shall be adjusted so that the total value of all such Accounts in the applicable Fund equals the fair market value of the applicable Fund as determined and adjusted in (b).  Said adjustment shall be pro rata.

(d)	There shall be allocated to the Participant’s Account in the appropriate Fund any dividends (other than stock dividends) paid with respect to Company Stock in that Account.

(e)
There shall be allocated to the adjusted value of each Account in the appropriate Fund any contributions made during the period subsequent to the preceding Valuation Date and ending on the current Valuation Date.

(f)	All transfers between the Funds pursuant to Article X shall then be made and the Accounts adjusted or established accordingly.

(g)
Notwithstanding anything herein to the contrary, if the Plan receives a recovery on an investment (including, but not limited to, a recovery from the Federal Deposit Insurance Corporation, a state insurance guaranty association or the Securities Industry Protection Corporation, or a recovery under federal or state securities laws) which recovery is earmarked by the paying entity as attributable to a specific Participant or Beneficiary, the amount recovered shall be allocated only to the Account(s) of such Participant or Beneficiary, and the Accounts of other Participants and Beneficiaries shall not share in the recovery. The Company shall make appropriate adjustments in allocations of investment earnings and losses and Account values to reflect the provisions of this subsection.

All calculations and determinations required to be made under this section shall be made by the Committee, whose determinations shall be final and binding on all persons.

Section 11.3  Valuation of Accounts in Company Stock Fund and ESOP Fund.  Each Account in the Company Stock Fund and ESOP Fund shall reflect all transactions for that Account including, without limitation, contributions in cash or kind, purchase and sale of shares of Company Stock, withdrawals, distributions, and inter-fund transfers.  For each Participant’s Account, the Committee shall maintain a record of the aggregate cost of all shares or units of Company Stock held in the Account.

For purposes of adjusting the number of shares or units of Company Stock held in such Accounts, all such shares or units acquired by the Trustee for the Company Stock Fund or ESOP Fund during a valuation period shall be deemed acquired on the Valuation Date at the end of the valuation period.  Such shares or units, including fractional shares or units to three decimal places, shall be credited to the Accounts as of said Valuation Date.  As of each Valuation Date the total number of shares or units of Company Stock in each Account shall be calculated according to the record of all previous transactions in the Account.

Section 11.4  Special Valuation Procedure for Funds Investing in Mutual Funds.  The Committee may in its sole discretion establish a special valuation procedure for valuing any Account invested in Fund or Funds consisting of mutual fund shares.  Valuations of such Accounts and Funds may be done at different times or intervals than the other Funds, provided, however, that valuation must be done at least annually.

    Section 11.5  Certificates.  The Committee will issue notices or certificates advising Participants of the status of their interests in the Trust as required by law.

ARTICLE XII

DESIGNATION OF BENEFICIARY

Section 12.1  Persons Eligible to Designate.  Any participant may designate a Beneficiary to receive any amount payable from the Fund as a result of the Participant’s death.  The Beneficiary may be one or more persons, natural or otherwise.  By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator.  A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

Section 12.2  Special Requirements for Married Participants.  Notwithstanding the provisions of Section 12.1, if a Participant is married at the time of his death, his Beneficiary shall be his spouse unless the spouse has consented in writing to the designation of a different Beneficiary, the spouse’s consent acknowledges the effect of such designation, and the spouse’s consent is witnessed by a representative of the Plan or a notary public.  Such consent shall be deemed to have been obtained if it is established to the satisfaction of the Company that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations.  Any consent by a spouse shall be irrevocable.  Any designation of a Beneficiary or form of benefits which has received spousal consent may be changed (other than by being revoked) without spousal consent only if the consent by the spouse expressly permits subsequent designations by the Participant without any requirement of further consent by the spouse.  Any such consent shall be valid only with respect to the spouse who signed the consent, or in the case of a deemed consent, the designated spouse.

Section 12.3  Form and Method of Designation.  Any designation or a revocation of a prior designation of Beneficiary shall be in writing on such form as the Committee may prescribe and shall be filed with the Committee.  The Committee and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Committee at the time of payment or may make payment pursuant to Section 12.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.  A Beneficiary designation that designates a spouse as a Beneficiary will be deemed revoked in the event the spouse and Participant are divorced at the time of the Participant’s death; unless the Participant enters into a new Beneficiary designation following the divorce that names the former spouse as the Participant’s designated Beneficiary.

Section 12.4  No Effective Designation.  If there is not on file with the Committee an effective designation of Beneficiary by a deceased Participant, such Participant’s Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)	The Participant’s spouse.

(b)
The Participant’s children, except that if any of his children predecease him but leave issue surviving him, such issue shall take by right of representation the share their parent would have taken if living.

(c)	The Participant’s parents.

(d)	The Participant’s brothers and sisters.

(e)	The Participant’s estate.

Determination of the identity of the Beneficiary in each case shall be made by the Company.

Section 12.5  Successor Beneficiary.  If a Beneficiary who survives the Participant subsequently dies before receiving all payments to which the Beneficiary was entitled, the successor Beneficiary, determined in accordance with the provisions of this section, shall be entitled to the balance of any remaining payments due.  A Beneficiary who is not the surviving spouse of the Participant may not designate a successor Beneficiary.  A Beneficiary who is the surviving spouse may designate a successor Beneficiary only if the Participant specifically authorized such designations on the Participant’s Beneficiary designation form and the form was authorized by the Committee.  If a Beneficiary is permitted to designate a successor Beneficiary, each such designation shall be made according to the same rules (other than Section 12.2) applicable to designations by a Participant.  If a Beneficiary is not permitted to designate a successor Beneficiary, or is permitted to do so but fails to make such a designation, the balance of any payments remaining due will be payable to a contingent Beneficiary if the Participant’s Beneficiary designation so provides, otherwise to the estate of the deceased Beneficiary.

ARTICLE XIII

ELIGIBILITY FOR A BENEFIT

Section 13.1  Benefit Upon Retirement.  If a Participant’s Termination of Employment occurs for any reason other than death:

(a)	after the Participant’s attainment of age 55, or

(b)	because, in the opinion of the Company, based on competent medical evidence, the Participant is totally and permanently disabled, or

(c)	after the Participant completed 10 years of Aggregate Continuous Service,

such Participant shall be entitled to a benefit equal to 100% of the value of all of his or her Accounts (including his or her allocable share of Profit Sharing Contributions for the Plan Year in which the Participant’s Termination of Employment occurred).  Distribution of such benefit shall be made in accordance with the provisions of Article XIV.

Section 13.2  Other Termination of Employment.  If a Participant’s Termination of Employment occurs (for any reason other than death) under circumstances such that the Participant is not entitled to a benefit under Section 13.1, such Participant shall be entitled to a benefit equal to 100% of the value of all of his or her Accounts.  Distribution of such benefit shall be made in accordance with the provisions of Article XIV.

Section 13.3  Distributions Following Death.  If a Participant’s Termination of Employment is the result of his death, the Participant’s Beneficiary shall be entitled to a benefit equal to 100% of the value of all the Participant’s Accounts (including the Participant’s allocable share of Profit Sharing Contributions for the Plan Year in which the Participant’s death occurred).  Distribution of such benefit shall be made in accordance with the provisions of Article XIV as though the date of the Participant’s death were the applicable Termination of Employment date.

If a Participant’s death occurs after his or her Termination of Employment, the Participant’s Beneficiary shall be entitled to such benefit as the Participant would have been entitled thereafter from the Trust had the Participant lived, said benefit to be paid at the times and in the manner determined in Article XIV.

Section 13.4  Withdrawals from Investment Account and 401(k) Account While Employed.  Pursuant to rules and regulations adopted by the Committee, an Active Participant may elect to make a cash withdrawal from his or her Withdrawable Investment Account or Rollover Account.  A Participant who has attained age 59½ may also elect to make a cash withdrawal from his or her Deferred Investment Account or 401(k) Account.  In making such elections the Participant must designate the Fund or Funds from which such a withdrawal shall be made.  The Participant may elect to withdraw Company Stock from his

Withdrawable Investment Account (and, if he has attained age 59½, from his Deferred Investment Account or 401(k) Account).

(a)
Such an election shall be effective as of a Valuation Date determined by the Trustee which occurs a reasonable time after the withdrawal request has been approved and transmitted to the Trustee.  The amount of such withdrawal shall be specified in the Participant’s request.

(b)	The Trustee shall charge the amount withdrawn against the appropriate Fund or Funds in the Participant’s Accounts, based on their respective values determined as of the applicable Valuation Date.

(c)
Unless otherwise specifically requested by a Participant, to the extent possible, the amount withdrawn shall be charged against the Participant’s voluntary contributions.  For purposes of this paragraph, the amount of voluntary contributions by the Participant held in the Trust on the applicable Valuation Date shall be considered to be the total of all voluntary contributions made by the Participant under the Plan less the sum of all such withdrawals previously made by the Participant that were deemed to be refunds of the Participant’s voluntary contributions.

(d)
Requests for a withdrawal under this section shall be filed by the Participant with the Committee or its designated agent in such manner and prior to such deadline as the Committee may establish from time to time for a particular effective date.  The Trustee, upon direction by the Committee, shall pay the withdrawal amount to the Participant as soon as practicable following the effective date of the election.

(e)
No withdrawals shall be permitted under this section from a Participant’s Deferred Investment Account or 401(k) Account prior to the Participant’s attainment of age 59½.  No withdrawal shall be permitted at any time from the portion of an Account attributable to an outstanding loan under Article XV.

ARTICLE XIV

DISTRIBUTION OF BENEFITS

Section 14.1  Time and Method of Payment.  The benefit to which a Participant or Beneficiary may become entitled under Article XIII shall be distributed at such time as such Participant or Beneficiary elects and according to the method he or she elects, subject to the following:

(a)
Distributions may commence at any time after the Participant or Beneficiary has become entitled to a benefit under Article XIII.  Distribution shall be made by one or a combination of the following methods, as the Participant or Beneficiary may select:

(1)	Payment in a single sum;

(2)	Payment in a series of annual or more frequent installments; or

(3)	Periodic payments, equal or unequal, at the Participant’s election.

The Committee shall establish rules for processing distribution requests on a quarterly or more frequent basis, and may establish deadlines by which a request must be received by the Committee or its designated agent to be included in a particular processing cycle.  Distributions shall be based on the value of the Participant’s Accounts as of a Valuation Date or Dates determined by the Trustee which is after the date the request is filed with the Committee or its designated agent and a reasonable time prior to the date the payment is made.

(b)
Unless the Participant elects otherwise, distributions must commence no later than the 60th day after the close of the Plan Year in which the Participant reaches Normal Retirement Age or in which the Participant’s Termination of Employment occurs, whichever is later.  For purposes of this subsection, the failure of a Participant to elect to receive a distribution shall be deemed to be an election to defer commencement of benefit distributions.

(c)
For purposes of this Section 14.1, a distribution of all benefits must occur or distributions in installments must commence by the Participant’s “Required Beginning Date,” which is April 1 of the calendar year following the later of (i) the calendar year in which the Participant attained age 70½, or (ii) the calendar year in which the Participant’s Termination of Employment occurs.  However, clause (ii) of the previous sentence does not apply to any Participant who is a more than 5-percent owner of a Participating Employer (as defined in Code section 416) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70½.  Notwithstanding the foregoing:

(1)
Any Participant who had begun receiving minimum distributions for Plan Years prior to 1997, but who is not required to receive such distributions under the provisions of this subsection, may file a written election with the Company to stop those distributions until the Required Beginning Date under this subsection.

(2)
Any Participant whose Termination of Employment has not occurred prior to April 1 following the calendar year in which he attained age 70½ may file a written election with the Company to begin receiving distributions pursuant to the provisions of the Plan at any time on or after said April 1st as if his Termination of Employment had occurred.

(d)
Notwithstanding any other Plan provision, the distribution of a Participant’s Account shall be made in accordance with Code section 401(a)(9) and the regulations thereunder, and those provisions are incorporated herein by reference.  Distribution of all benefits attributable to a Participant’s Account must commence by the Required Beginning Date.  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)
the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)
if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

For purposes of this paragraph (d), “Distribution Calendar Year” means the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

For purposes of any minimum distributions required pursuant to (d), (g) and (h) of this Section 14.1, “Participant’s Account balance” is the Participant’s Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the Valuation Calendar Year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date.

Required minimum distributions will be determined under this paragraph (d) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(e)
If the Participant dies before distributions begin, the Participant’s Account shall be distributed to the Participant’s Beneficiary not later than December 31 of the year containing the fifth anniversary of the Participant’s death, subject to the following:

(1)
Distributions to a designated Beneficiary may extend beyond five years from the death of the Participant if they are in the form of installment payments, provided such payments begin not later than December 31 of the year following the year in which the Participant’s death occurred.

(2)
If the designated Beneficiary under paragraph (1) is the surviving spouse of the Participant, payments pursuant to paragraph (1) may commence at any time on or before the later of (i) December 31 of the year in which the Participant would have reached age 70½, or (ii) December 31 of the year following the year in which the Participant’s death occurred.

If a surviving spouse who is entitled to benefits under this subsection dies before distributions to the surviving spouse begin, this subsection (other than paragraph (2)) shall be applied as if the surviving spouse were the Participant, with the date of death of the surviving spouse being substituted for the date of death of the Participant.

(f)
If more than one Beneficiary is entitled to benefits following the Participant’s death, the interest of each Beneficiary shall be segregated into a separate Account for purposes of applying this section.

(g)
If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year. For purposes of this subsection (g), “life expectancy” is life expectancy as computed by use of the Single Life Table in Treasury Regulations section 1.401(a)(9)-9.

(2)
If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)
If the Participant’s surviving spouse is not the Participant’s sole Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 14.1(e).

(h)
If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in this Section 14.1(g).

If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 14.1(e)(2), this Section 14.1(h) will apply as if the surviving spouse were the Participant.

(i)	For purposes of this section, “designated Beneficiary” means any individual who is a Beneficiary pursuant to Article XII.

(j)
Notwithstanding the foregoing, distributions may be made to any Participant or Beneficiary pursuant to any designation made prior to January 1, 1984 which satisfied all the requirements of section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, as in effect on January 1, 1984, and the regulations thereunder; provided, however, that any designation of Beneficiary included as a part of such designation must comply with the spousal consent requirements under Section 12.2.

(k)
Distribution of a Participant’s Account shall be paid in cash unless the Participant elects distribution in Company Stock; provided, however, a fractional share of Company Stock shall be distributed in cash.

(l)
If distribution of a Participant’s benefit is to be deferred for any reason, in whole or in part, the value of the undistributed portion of each of his various Accounts shall thereafter be redetermined as provided in Article XI.  Prior to the commencement of installment payments the Participant shall be permitted to make a final withdrawal equal to the amount of any voluntary contributions not previously withdrawn pursuant to Section 13.4.

(m)
Notwithstanding the foregoing, if the total value of the Accounts of a Participant (or a Beneficiary following the Participant’s death) is less than $1,000 on the Valuation Date at the end of the quarter following the quarter in which the Participant’s Termination of Employment occurs (or at any time thereafter), a single sum distribution shall be made to the Participant (or Beneficiary) as soon as administratively feasible thereafter.

(n)
Distributions under this section shall be made in accordance with the requirements of Code section 401(a)(9), including the incidental death benefit requirements of Code section 401(a)(9)(G), and Treasury Regulation section 1.401(a)(9)-2.  No distribution option otherwise permitted under this Plan will be available to a Participant or Beneficiary if such distribution option does not meet said requirements.

(o)
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this subsection:

(1)	An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(A)
Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(B)	Any distribution to the extent such distribution is required under Code section 401(a)(9);

(C)	The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

(D)	A return of contributions that are returned as a result of the Code section 4l5 limitations under Section 7.1 of the Plan.

(E)
A corrective distribution of Excess Deferrals under Section 7.2 of the Plan, excess 401(k) Contributions under Section 7.3 of the Plan, or excess Matching Contributions under Section 7.4 of the Plan together with the income allocable to these corrective distributions.

(F)	A loan in default that is a deemed distribution.

(H)	Dividends paid on employer securities as described in Code section 404(k).

(I)	The cost of life insurance coverage (P.S. 58 costs).

(J)	A hardship distribution made pursuant to Section 14.14.

(2)
An “eligible retirement plan” is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), a qualified trust described in Code section 401(a) with respect to a defined contribution plan, that accepts the distributee’s eligible rollover distribution, or an eligible plan under Code section 457(b) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan. Effective June 1, 2007, notwithstanding the foregoing, for a distributee that is a nonspouse Beneficiary, “eligible retirement plan” means an individual retirement account described in Code section 408(a) or an individual retirement annuity described in Code section 408(b).

(3)
A “distributee” includes a Participant or former Participant.  In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.  Effective June 1, 2007, a “distributee” includes a Participant, former Participant, Beneficiary or alternate payee as defined in Code section 414(p).

(4)	A “direct rollover’ is a payment by the Plan to the eligible retirement plan specified by the distributee.

(5)
If a distributee elects a direct rollover of a distribution which is less than the entire benefit to which the individual is entitled under the Plan, the rollover shall be made from all other amounts available for distribution at that time before any distribution is made from any separate account maintained to hold the Participant’s after-tax voluntary contributions, if any, and the earnings on those contributions.

(6)
A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for the amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Section 14.2  Distribution From More Than One Account.  If a distributee has more than one Account, or his or her Account is invested in more than one Fund, distributions will be in the following sequence unless the distributee directs otherwise:

(a)	Distributions will first be made from the Participant’s Investment Account and will be made from investment Funds in the sequence determined by the Committee.

(b)	Distributions will then be made from the Participant’s 401(k) Account, and will be made from investment Funds in the sequence determined by the Committee.

(c)	Distributions will then be made from the Participant’s Retirement Account, and will be made from investment Funds in the sequence determined by the Committee.

(d)	Distributions will then be made from the Participant’s ESOP Account, and will be made from investment Funds in the sequence determined by the Committee.

Section 14.3  Reemployment.  Except where distributions are required under Section 14.1, distributions from the Trust shall cease upon reemployment of a Participant in a regular position by the Company or an Affiliate, and shall recommence in accordance with the provisions of this Article XIV upon such Participant’s subsequent Termination of Employment.

Section 14.4  Source of Benefits. All benefits to which persons become entitled hereunder shall be provided only out of the Trust and only to the extent that the Trust is adequate therefore.  No benefits are provided under the Plan except those expressly described herein.

Section 14.5  Incompetent Payee.  If in the opinion of the Committee a person entitled to payments hereunder is disabled from caring for his affairs because of mental condition, physical condition, or age, payment due such person may be made to such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to it of such status.  Prior to the furnishing of such evidence, the Committee may cause payments due the person under disability to be made, for such person’s use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability.  The Committee shall have no liability with respect to payments so made.  The Committee shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

Section 14.6  Benefits May Not Be Assigned or Alienated.  Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly.  However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code section 414(p).  Distributions to an alternate payee pursuant to an order determined by the Company to be a qualified domestic relations order may occur at any time after the Company determines said order is qualified.

Section 14.7  Payment of Taxes.  The Trustee may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Trustee’s opinion it shall be or may be required to pay out of such benefit.  The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

Section 14.8  Conditions Precedent.  No person shall be entitled to a benefit hereunder until his right thereto has been finally determined by the Committee nor until he has submitted to the Committee relevant data reasonably requested by it, including, but not limited to, proof of date of birth or death.

Section 14.9  Committee Directions to Trustee.  The Committee shall issue such written directions to the Trustee as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

Section 14.10  Effect on Unemployment Compensation.  For purposes of any unemployment compensation law, a distribution hereunder in one sum shall be considered to be a severance payment and shall be allocated over a period of weeks equal to the one sum payment divided by the employee’s regular weekly pay while employed by the Company, which period shall commence immediately following the employee’s Termination of Employment.  Effective for weeks beginning on or after August 17, 2006, the foregoing shall not apply if the distribution is a rollover distribution.

Section 14.11  Nonterminable ESOP Protections.  Because Company Stock is readily tradable on an established market, the put provisions referred to in Code section 409(h) are not applicable.  If Company Stock ceases to be readily tradable on an established market, said provisions shall become and remain applicable until such time as Company Stock resumes being readily tradable on an established market.

Section 14.12  Inability to Locate Distributee.  If all or any portion of the Accounts of a Participant or Beneficiary cannot be distributed solely because of the inability of the Company to determine the whereabouts of the distributee, after mailing a letter by first class mail to the last known address of the distributee, and after such further diligent effort as the Company determines is appropriate, and either (i) the Participant has attained age 65, or has died, or (ii) the Accounts are distributable pursuant to Section 14.1(m) without the consent of the distributee, or (iii) the distributee consented in writing to receive a distribution, the amount that cannot be distributed shall be treated as a forfeiture and shall be applied by the Trustee to pay administrative expenses of the Plan which are chargeable against the Trust following the date the Company notifies the Trustee of the forfeiture.  In the event the Participant or Beneficiary is located after a forfeiture has occurred under this section, the Company shall pay to the Trustee an amount equal to the amount forfeited and the individual’s Account shall be restored to their value on the date the forfeiture occurred.

Section 14.13  Loans to Participants.  The Company will permit loans to be made from the Plan.  All loans will be governed in accordance with a separate written policy established and maintained by the Benefits Manager, Assistant Treasurer or any officer of the Company, the provisions of which will be deemed a part hereof.

Section 14.14  Hardship Distributions.  This Section 14.14 is effective January 1, 2009.  As of any Valuation Date prior to Termination of Employment, a Participant may make withdrawals from his or her 401(k) Account and Withdrawable Investment Account but only for the purpose of enabling the Participant to meet a financial hardship.  Amounts will be distributed under this Section 14.14 only upon the Company’s direction to the Trustee after the Company has determined that the Participant has satisfied the criteria necessary to receive a hardship withdrawal.  A Participant may make withdrawals pursuant to this Section 14.14 from 401(k) Contributions, but excluding any income or gains on such contributions that are credited after April 30, 1989.  A Participant shall only be permitted to make one withdrawal under this Section 14.14 every twelve months.

A distribution is on account of a financial hardship only if the distribution is both made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy (and does not exceed) such financial need.

(a)
Immediate and Heavy Financial Need.  In general, the determination of whether a Participant has an immediate and heavy financial need shall be made by the Administrator on the basis of all relevant facts and circumstances.  A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

(1)	Expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)	Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3)
Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents (as defined in Code section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(b)(1), (b)(2), and (d)(1)(B));

(4)	Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(5)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code section 152,

and, for taxable years beginning on or after January 1, 2006, without regard to Code section 152(d)(1)(B)); or

(6)
Expenses for the repair of damage to the Employee's principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

The Administrator, in its discretion, may further limit the purposes for which hardship withdrawals will be permitted, provided that any additional restrictions on withdrawals are applied uniformly and do not discriminate in favor of Highly Compensated Employees.

(b)
Necessary to Satisfy Financial Need.  Distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

(1)
The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant.  The amount of an immediate financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(2)
The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under all plans maintained by the Company; and

(3)
The Plan, and all other qualified and nonqualified plans of deferred compensation maintained by the Company (excluding health and other welfare plans including one that is part of a cafeteria plan), provide that the Participant’s elective deferral contributions will be suspended for at least six months after receipt of the hardship distribution.

The provisions of Sections 14.14(b) may be modified by the Company to the extent necessary or permissible to take into account any new standards prescribed by the Commissioner of Internal Revenue by which distributions are deemed to be necessary to satisfy an immediate and heavy financial need.

ARTICLE XV

TRUST

Section 15.1  Composition.  All sums of money and all securities and other property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the “Trust.”  The Trust shall be composed of the Funds described in Section 10.1.  All contributions of the Company or employees to the Trust may be commingled for investment without distinction between principal and income.

Section 15.2  Trustee or Other Funding Agency.  The Trust may be held and invested as one fund or may be divided into any number of parts for investment purposes.  Each part of the Trust, or the entire Trust if it is not divided into one or more parts for investment purposes, shall be held and invested by one or more Trustees pursuant to the trust agreement entered into by the Company and said Trustee or Trustees.  The selection and appointment of each Trustee shall be made by the Company.  The Company shall have the right at any time to remove a Trustee and appoint a successor thereto, subject to the terms of any applicable trust agreement.  The Company shall have the right to determine the form and substance of each trust agreement under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan.  Action on behalf of the Company pursuant to the foregoing provisions of this section may be taken only by the Board or by a person or persons so authorized by resolution of the Board.  Any such trust agreement may contain provisions pursuant to which the Trustee will make investments on direction of an Investment Manager appointed by the Committee.

Section 15.3  Compensation and Expenses of Trustee; Other Expenses.  The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company.  The Trustee shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services.  Such compensation and reimbursements shall be paid from the Trust if not paid directly by the Company.  The Company or the Committee may obtain reimbursement from the Trust for expenses incurred in connection with administration of the Plan.  The Company or Committee may also direct the Trustee to make payment from the Trust to third parties for expenses incurred in connection with administration of the Plan.  However, no person who is a full-time employee of the Company may receive compensation from the Trust, except for reimbursement of expenses properly and actually incurred.  Amounts paid from the Trust pursuant to this section may be charged to the Funds in such proportions as are determined by the Committee.

Section 15.4  Securities of the Company.  An agreement with a Trustee may provide that all or any part of the Trust may be invested in qualifying employer securities, as that term is used in ERISA.  If qualifying employer securities are purchased or sold as an investment of the Trust from or to a disqualified person or party in interest, as those terms are used in ERISA, and if there is no generally recognized market for such securities, the purchase shall be for not more than fair market value and the sale shall be for not less than fair market value, as determined in good faith by the Company or other Named Fiduciary assigned such function, or if the applicable trust agreement so provides, as determined in good faith by the Trustee.

Section 15.5  No Diversion.  The Trust shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan.  Such expenses may include premiums for the bonding of Plan officials required by ERISA.  No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Company or their beneficiaries.  However:

(a)
If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Trustee shall, upon written request of the Company or the Participating Employer, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Trustee.  However, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

(b)
Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code section 404.  To the extent the deduction is disallowed, the Trustee shall, upon written request of the Company or the Participating Employer, return such contribution to the Participating Employer within one year after the disallowance of the deduction.  However, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

(c)
Contributions by each Participating Employer are conditioned upon initial qualification of the Plan as to that employer under Code section 401(a).  If the Plan receives an adverse determination letter from the Internal Revenue Service with respect to such initial qualification, the Trustee shall, upon written request of the Company, return the amount of such contribution to the Participating Employer within one year after the date of denial of qualification of the Plan.  For this purpose, the amount to be so returned shall be the contributions actually made, adjusted for the investment experience of, and any expenses chargeable against, the portion of the Fund attributable to the contributions actually made.

(d)
In the case of any such return of contribution the Company shall cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

Section 15.6  Voting Company Stock.  Before each meeting of the stockholders of the Company, the Company shall cause to be sent to each Participant a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Company Stock held in the Trust Fund.  Instructions received from Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company.  To be effective, such instructions must be received by the Trustee at least 10 days prior to the stockholder’s meeting.

(a)	The Trustee shall vote all shares of Company Stock held in the Company Stock Fund, the ESOP Fund, and the Unallocated Reserve in proportion to “votes” cast by Participants, as follows:

(1)
The Trustee shall determine the aggregate number of votes which may be cast with respect to all shares of Company Stock held as of the record date in the Company Stock Fund, the ESOP Fund, and the Unallocated Reserve.

(2)	The Company shall determine the Participant’s aggregate interest in the Company Stock Fund and the ESOP Fund as a percentage of the interests of all Participants in said Funds.

(3)	The number of “votes” the Participant may cast shall be determined by applying the percentage in (2) to the aggregate number of allocated shares in (1).

(4)
The Trustee shall determine the number of “votes” for, against, and abstaining with respect to each proposition and shall vote, in person or by proxy, all of the shares of Company Stock held in the Company Stock Fund, the Company ESOP Fund, and the Unallocated Reserve in proportion to the “votes” received.

The determinations in (2) and (3) shall be as of the most recent Valuation Date prior to the meeting.  It is intended that by reason of the foregoing provisions, unallocated shares held in the Unallocated Reserve, and allocated shares held for the benefit of Participants who do not give voting instructions, will be voted by the Trustee in proportion to the instructions actually received.  The Company may require verification of the Trustee’s compliance with voting instructions received from Participants by any independent auditor selected by the Company.  The rights extended to Participants by this section shall also apply to the Beneficiaries of deceased Participants.

(b)	For purposes of this Section 15.6, each Participant or Beneficiary who gives voting instructions shall be deemed a “named fiduciary” (within the meaning of ERISA) with respect to such instructions.

Section 15.7  Tender or Exchange Offers Regarding Company Stock.  As soon as practicable after the commencement of a tender or exchange offer (an “Offer”) for shares of Company Stock, the Company shall use its best efforts to cause each Participant (whose Account has allocated to it any shares of Company Stock) to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Trustee, or revoke such instruction, to tender or exchange shares of Company Stock, to the extent permitted under the terms of such Offer.  The Trustee shall follow the directions of each Participant.  In advising Participants of the terms of the Offer, the Company may include statements from the Board setting forth its position with respect to the Offer.  The giving of instructions by a Participant to the Trustee to tender or exchange shares and the tender or exchange thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of such Participant’s interest in the Plan solely by reason of the giving of such instructions and the Trustee’s compliance therewith.  Instructions by Participants pursuant to this section shall apply both to allocated shares held in the Company Stock Fund and the ESOP Fund, and to unallocated shares held in the Unallocated Reserve.

(a)	The number of shares as to which a Participant may provide instructions shall be determined as follows:

(1)	The Trustee shall determine the aggregate number of shares held in the Company Stock Fund, the ESOP Fund, and the Unallocated Reserve.

(2)	The Company shall determine the Participant’s aggregate interest in Company Stock Fund and the ESOP Fund as a percentage of the interests of all Participants in said Funds.

(3)
The Participant may provide instructions with respect to a number of shares of Company Stock determined by applying the percentage in (2) to the aggregate number of shares in (3).  If the Participant directs tender or exchange of the shares for which he may provide instructions, the Trustee shall follow that instruction.  The Trustee shall not tender or exchange the shares for which a Participant may provide instructions if the Participant (i) directs against their tender or exchange or (ii) gives no direction.

(b)
The determination of the number of shares as to which a Participant may provide instructions shall be as of the close of business on the day preceding the date on which the Offer is commenced or such earlier date as shall be designated by the Company as the Company, in its sole discretion, deems appropriate for reasons of administrative convenience.  Any securities received by the Trustee as a result of a tender or exchange of shares of Company Stock shall be held, and any cash so received shall be invested in short-term investments pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan. The rights extended to Participants by this section shall also apply to the Beneficiaries of deceased Participants.

(c)
If a tender or exchange offer is limited so that all of the shares that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange.  Shares sold or exchanged at the direction of a Participant shall be deemed to come first out of the shares allocated to the Participant’s Accounts and only after all of those shares have been sold or exchanged, out of the Unallocated Reserve.

(d)
For purposes of this Section 15.7, each Participant or Beneficiary who is entitled to give such instructions shall be deemed a “named fiduciary” (within the meaning of ERISA) with respect to such instructions.

ARTICLE XVI

COMMITTEE

Section 16.1  Membership and Responsibility.  A Committee of not less than three members appointed from time to time by the Company, by action of the Board, to serve at the pleasure of said Board, shall have responsibility for the general administration of the Plan on behalf of the Company.  The members may, but need not be, shareholders, directors or employees of the Company or an Affiliate.  Each person appointed a member of the Committee shall signify his acceptance of the office by filing a written acceptance with the Board, and with the secretary of the Committee.  Any member of the Committee may resign by notice in writing delivered to the Board and to the secretary of the Committee, such resignation to become effective at delivery or at any later date specified therein.

Section 16.2  Organization of Committee.  The Committee shall elect a chairman, who shall be one of the members of the Committee, and shall elect a secretary, who may but need not be one of the members of the Committee.

Section 16.3  Meetings and Actions of Committee. The Committee shall hold such meetings, upon such notice, at such place or places, and at such time or times as it may from time to time determine.  A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.  All resolutions adopted or other actions taken by the Committee at a meeting shall be by vote of the majority of the members of the Committee at the time in office.  Action by the Committee may be taken without a formal meeting by the written authorization of a majority of the members of the Committee at the time in office.  The Committee may authorize one or more of its members or any agent to sign and deliver on its behalf directions, instructions, notices, certificates, consents, approvals, waivers, or other documents.  The certificate of the secretary of the Committee or of the majority of the members of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person acting in reliance thereon.  No member of the Committee shall vote or otherwise participate in the consideration or determination by the Committee of any matters solely concerning the rights or interest of such member as a Participant hereunder.

Section 16.4  Outside Assistance.  The Committee may retain counsel (who may be counsel for the Company), employ agents, and provide for such clerical, accounting, investment, and other services as it may require in carrying out its responsibilities under the Plan.

Section 16.5  Powers of Committee.  The Committee shall have full power, authority and discretion to take any action it is specifically required or permitted to take under the provisions of the Plan and in addition thereto shall have the sole and exclusive power, authority and discretion subject to the limitations of the Plan:

(a)	For Plan administration:

(1)	To adopt rules and regulations, not inconsistent with the purposes and specific provisions of the Plan, for its administration.

(2)	To interpret and construe the provisions of the Plan.

(3)	To determine from time to time the status of all parties for the purposes of the Plan.

(4)	To determine the rights of Participants to benefits under the Plan and the method and time or times of payment of the same.

The foregoing determinations by the Committee shall be based on the books and records of the Company and Affiliates as applicable, kept in the regular course of business and such other sources as the Committee may consider to be reliable.

(b)	For Plan funding:

(1)	To establish and carry out a funding policy and method consistent with the means and objectives of the Plan and with the requirements of ERISA.

(2)	To communicate said policy and method to each Trustee and Investment Manager.

(c)	For investment management:

(1)	To establish an investment program strategy and supporting investment guidelines and criteria for communication to the Trustee or Investment Manager consistent with the funding policy of the Plan.

(2)	To allocate investment responsibility for Funds among Investment Managers in accordance with the requirements of established funding policy and investment program strategies.

(3)	To select and appoint Investment Managers and to assign said Managers specific investment programs as determined by established investment guidelines and criteria.

(4)
To direct the Trustee to enter into an annuity contract with an insurance company, to determine the form of said contract, and to direct the Trustee to transfer assets to the insurance company pursuant to said contract.

(d)	For delegation of powers: To appoint employees of the Company to carry out any of the aforesaid powers of the Committee.

It is intended that the Committee have discretion to the fullest extent permitted by law and that the Committee’s exercise of its discretion be given deference to the greatest extent allowed under the law.

Section 16.6  Compensation, Expenses, and Bonds.  No member of the Committee shall receive any compensation for his services as such, but the Company shall reimburse the Committee and the members thereof for all expenses, including counsel and other fees, incurred or paid by them or any of them in carrying out the responsibilities of the Committee under the Plan.  The members of the Committee shall furnish such bonds as the Company may require.

ARTICLE XVII

ADMINISTRATION OF PLAN

Section 17.1  Certain Fiduciary Provisions.  For purposes of the Plan:

(a)	Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(b)
A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c)
At any time that the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or chief executive officer, may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(d)
Unless expressly prohibited in its appointment, a Named Fiduciary which is not the Company may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power to appoint an investment manager as defined in ERISA.

(e)
A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary (other than the Company), each other fiduciary, each person employed pursuant to subsection (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefore from the Trust if not paid directly by the Participating Employers in such proportions as the Company shall determine.  However, no person so serving who already receives full-time pay from any Participating Employer shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

Section 17.2  General Fiduciary Standard.  Each fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 17.3  Prohibited Transactions.  A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA for which no exemption is available.

Section 17.4  Discrimination Prohibited.  No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of Highly Compensated Employees.

Section 17.5  Evidence.  Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

Section 17.6  Correction of Errors.  It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to or generated by the Committee or the Trustee.  The Committee shall have power to cause such equitable adjustments to be made to correct for such errors as the Committee in its discretion considers appropriate.  Such adjustments shall be final and binding on all persons.

Section 17.7  Claims Procedures.

(a)
For general claims, the Administrator shall notify a Participant in writing within a reasonable period of time, not to exceed ninety (90) days, following the Plan’s receipt of the Participant’s written claim for benefits, of his eligibility or noneligibility (i) for benefits under the Plan or, (ii) if the claim is for different or greater benefits, for the benefits claimed by the Participant.  The Administrator may delegate all or any part of its responsibilities under this Section 17.7.  If the Administrator determines that a Participant is not eligible for benefits or for the benefits claimed, the notice shall set forth:

(1)	the specific reasons for the adverse determination,

(2)	a reference to the specific provisions of the Plan on which the determination is based,

(3)	a description of any additional information or material necessary for the claimant to perfect his claim and an explanation of why it is needed, and

(4)
a description of the Plan's claims review procedure and the time limits applicable to such procedures, including a statement of the Participant’s right to bring a civil action under ERISA section 502(a), following an adverse benefit determination on review.

If the Administrator determines that there are special circumstances requiring additional time to make a decision, the Administrator shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.

The Participant shall have the opportunity to have a full and fair review of the claim and the adverse benefit determination by the Administrator by filing a petition for review with the Administrator within sixty (60) days after receipt by the Participant of the notice issued by the Administrator or within sixty (60) days after the end of the ninety (90) day period if no notice has been received by the Participant.  Said petition shall state the specific reasons the Participant believes he is entitled to benefits or greater or different benefits and may be accompanied by written comments, document, records and other information relating to the claim for benefits.  The Participant or his representative shall be permitted, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits.  Whether information is “relevant” shall be determined by the Administrator taking into account Department of Labor Regulations section 2560.503-1(m)(8).

Within a reasonable period of time, not to exceed sixty (60) days, following receipt by the Administrator of said petition, the Administrator shall review the petition, taking into account all comments, document, records and other information submitted by the Participant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  If the Administrator’s determination is adverse to the Participant, the Administrator shall notify the Participant of its decision in writing, setting forth:

(1)	the specific reasons for the adverse determination,

(2)	a reference to the specific provisions of the Plan on which the determination is based,

(3)
a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

(4)	a statement of the Participant’s right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

If the sixty (60) day period is not sufficient, the Administrator shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional sixty (60) day period.

In the event of the death of a Participant, the same procedure shall be applicable to his Beneficiaries.

(b)
For disability benefits under the Plan, special claim rules apply.  In the case of a disability benefit claim, the time periods for filing and appealing a claim set out in this subsection (b) apply instead of the time periods under the general claims procedure described in subsection (a).  There are also additional rules that apply, such as information that must be provided in certain cases when a disability benefit claim is denied.  Where there is not an additional rule or a substitute rule that applies, the general claims procedure described in subsection (a) applies.  For purposes of these special rules, a “disability benefit claim” is a claim where the payment of the benefit depends on a determination by the Plan that the Participant is disabled.

(1)
The Company will notify the Participant of its determination regarding the availability of benefits within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan.  This period may be extended by the Plan for up to 30 days, provided that the Company both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Participant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.  If, prior to the end of the first 30-day extension period, the Company determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Company notifies the Participant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision.  In the case of any such extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Participant shall be afforded at least 45 days within which to provide the specified information.

(2)
If a claim is denied, Participants have 180 days following receipt of the denial within which to appeal the determination.  The Participant’s appeal will be reviewed in a manner that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor a subordinate of such individual. In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such professional may not be an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal or a subordinate of such individual. If the Participant requests, the Plan will furnish the Participant with the identity of any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Participant’s benefit denial (without regard to whether the advice was relied upon in making the benefit determination).

(3)
The Company will notify a Participant of the Plan’s benefit determination on appeal within a reasonable period of time, but not later than 45 days after receipt of the Participant’s request for review by the Plan, unless the Company determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim.  If the Company determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Participant prior to the termination of the initial 45-day period.  In no event will such extension exceed a period of 45 days from the end of the initial period.  The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on appeal.

(4)
The period of time within which an initial benefit determination or benefit determination following an appeal is required to be made will begin at the time the claim or appeal is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a determination accompanies the filing.  In the event that a period of time is extended as permitted in this subsection (b)(1) or (3) due to a Participant’s failure to submit information necessary to decide a claim, the period for making the determination will be tolled from the date on which the notification of the extension is sent to the Participant until the date on which the Participant responds to the request for additional information.

(5)
In the case of any benefit denial, including denial after appeal, if an internal rule, guideline, protocol, or other similar criterion was relied upon in denying the benefit, the Participant will be furnished with either:  (ii) the specific rule, guideline, protocol, or other similar criterion; or (ii) a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the denial and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the Participant upon request.

(6)
Benefit denials following an appeal will include the following statement:  “You and your plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

(7)	In the case of the Participant’s death, the same rules will apply to the Participant’s Beneficiary.

(8)
These special rules for disability claims described in this subsection (b) apply only if the Plan or someone acting on behalf of the Plan must make the disability determination.  They do not apply if the Plan pays a benefit based on a disability determination made by someone else for purposes of another benefit plan or program.  For example, if the Plan pays a disability benefit only to Participants who are determined to be disabled by Social Security or who are determined to be disabled by an insurer under the employer’s disability insurance policy, these special rules do not apply.  Instead, the rules for other claims, described in subsection (a), apply.

Section 17.8  Bonding.  Plan personnel shall be bonded to the extent required by ERISA.   Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund.  The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

Section 17.9  Waiver of Notice.  Any notice required hereunder may be waived by the person entitled thereto.

Section 17.10  Agent For Legal Process.  The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

Section 17.11  Indemnification.  In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, each officer, each employee of the Company, and each member of the Committee against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost or expense arises.

ARTICLE XVIII

AMENDMENT, TERMINATION, MERGER

Section 18.1  Amendment.  Subject to the non-diversion provisions of Section 15.5, the Company may amend the Plan at any time and from time to time.  Any amendment of the Plan shall be made by the adoption of a resolution by the Board of Directors of the Employer, the adoption of a resolution by the Committee, or the execution of a certificate of amendment by the Chief Executive Officer of the Employer, provided that, in the case of a Committee resolution or certificate of amendment by the Chief Executive Officer, the amendment is an amendment that will not have a material financial impact on the Employer or the Plan or is an amendment to the Plan that is required to maintain the Plan in compliance with changes in applicable law or regulation.  No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any Trustee without its written consent.  Also, no amendment shall divest a Participant or Beneficiary of Accounts accrued prior to the amendment.

Section 18.2  Permanent Discontinuance of Contributions.  The Company, by action of the Board, may completely discontinue its contributions in support of the Plan.  In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee shall become a Participant after such discontinuance, and (ii) each Participant in the employ of the Company at the time of such discontinuance shall be 100% vested in his Accounts.  Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article XIV.

Section 18.3  Termination.  The Company, by action of the Board, may terminate the Plan.  After such termination no employee shall become a Participant, and no employer contributions shall be made.  Each Participant in the employ of the Company at the time of such termination shall be 100% vested in his Accounts.  He shall be entitled to a benefit equal to the value of his Accounts determined as of the Valuation Date coincident with or next following the termination of the Plan.  Distributions of said benefits shall be made promptly after the Plan terminates.  The Plan and any related trust agreement shall continue in force for the purpose of making such distributions.

Section 18.4  Partial Termination.  If there is a partial termination of the Plan, by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, each Participant with respect to whom the partial termination applies shall be 100% vested in his Accounts.  Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article XIV.

Section 18.5  Merger, Consolidation, or Transfer of Plan Assets.  In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).  No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

Section 18.6  Deferral of Distributions.  Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, the Company or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies until after the following have occurred:

(a)
Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code section 401(a).

(b)	Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

ARTICLE XIX

TOP-HEAVY PLAN PROVISIONS

Section 19.1  Key Employee Defined.  “Key Employee” means any employee or former employee of the employer who at any time during the determination period was an officer of the employer or is deemed to have had an ownership interest in the employer and who is within the definition of key employee in Code section 416(i) and the regulations thereunder in effect for the particular Plan Year.

Section 19.2  Determination of Top-Heavy Status.  The top-heavy status of the Plan shall be determined according to the following standards and definitions:

(a)	The Plan is a Top-Heavy Plan for a Plan Year if either of the following applies:

(1)	If this Plan is not part of a required aggregation group and the top-heavy ratio for this Plan exceeds 60 percent.

(2)	If this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60 percent.

However, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

(b)	The “top-heavy ratio” shall be determined as follows:

(1)
If the ratio is being determined only for this Plan or if the aggregation group only includes defined contribution plans, the top-heavy ratio is a fraction, the numerator of which is the sum of the present values of the account balances of all Key Employees under the Plan or plans as of the determination date (including any part of any account balance distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five-year period ending on the determination date) of all employees under the Plan or plans as of the determination date.  (The “plans” referred to in the preceding sentence are the plans in the required or permissive aggregation group.)

(2)
If the determination is being made for a required or permissive aggregation group which includes one or more defined benefit plans, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances of all Key Employees under the defined contribution plans and the present value of accrued benefits under the defined benefit plans for all Key Employees as of the determination date (including any part of any account balance or accrued benefit distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the account balances under the defined contribution plans for all employees and the present value of accrued benefits under the defined benefit plans for all employees as of the determination date (including any part of any account balance or accrued benefit distributed in the five-year period ending on the determination date). (The “plans” referred to in the preceding sentence are the plans in the required or permissive aggregation group.) Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution due but unpaid as of the determination date.

(3)
For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date.  The account balances and accrued benefits of an employee who is not a Key Employee but who was a Key Employee in a prior year will be disregarded.  The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(4)
Any distribution due to separation from service, death or disability which was made prior to the one-year period ending on the determination date shall be disregarded for purposes of applying this subsection (b).  Paragraphs (1) and (2) of this subsection shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code section 416(a)(2)(A)(i).

(c)
“Required aggregation group” means (i) each qualified plan of the employer in which at least one Key Employee participates, and (ii) any other qualified plan of the employer that enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410.

(d)
“Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

(e)	“Determination date” means the last day of the preceding Plan Year.

(f)	The “determination period” for a Plan Year is the Plan Year in which the applicable determination date occurs and the four preceding Plan Years.

(g)	The “valuation date” is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

(h)
For purposes of establishing the “present value” of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

(i)
If an individual has not performed any services for the employer at any time during the one-year period ending on the determination date, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

(j)
For purposes of determining if a defined benefit plan included in a required aggregation group of which this Plan is a part is a Top-Heavy Plan, the accrued benefit to any employee (other than a Key Employee) shall be determined as follows:

(1)	Under the method which is used for accrual purposes under all defined benefit plans maintained by the employer.

(2)	If there is no method described in paragraph (1), as if such benefit accrued not more rapidly than the lowest accrual rate permitted under Code section 411(b)(1)(C).

Section 19.3  Minimum Contribution Requirement.  For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions allocated to each Active Participant who is not a Key Employee and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

(a)
The minimum amount shall be the amount equal to that percentage of the Participant’s Compensation for the Plan Year which is the smaller of (i) 3 percent or (ii) the percentage which is the largest percentage of Compensation allocated to any Key Employee from employer contributions for such Plan Year.  For purposes of this section, “Compensation” means the amounts specified in Section 7.1(d), subject to the limitation in Section 2.7(d).

(b)
For purposes of this section, any employer contribution attributable to a salary reduction or similar arrangement shall be taken into account as an employer contribution for purposes of clause (ii) of subsection (a), but may not be used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a).  However, Matching Contributions under this Plan (and employer matching contributions under any other plan whose contributions are to be used to satisfy the requirements of subsection (a)) may be used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a). Matching Contributions that are used to satisfy subsection (a) shall be treated as employer matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

(c)
If this Plan and the Tennant Company Pension Plan are both top-heavy, this section shall not apply to any Participant who is not a Key Employee and who is covered under both plans.  Such an employee will receive benefit accruals under the Pension Plan not less than the minimum benefit requirement applicable to top-heavy plans.

Section 19.4  Definition of Employer.  For purposes of this Article, the term “employer” means all Participating Employers and any trade or business entity under Common Control with a Participating Employer.

Executed as of this ____  day of ___________, 2008.

EMPLOYER:

TENNANT COMPANY

By ____________________________________

      Its
____________________________________

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